UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ORMAT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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ORMAT

2023 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

MESSAGE FROM

OUR CHAIRMAN OF THE BOARD

ISAAC ANGEL  |  March 28, 2023

TO OUR STOCKHOLDERS:

On behalf of the Board of Directors, I cordially invite you to attend the 2023 Annual Meeting of Stockholders of Ormat Technologies, Inc. to be held on May 9, 2023 at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting https://web.lumiagm.com/251938693 and following the instructions included in the enclosed Proxy Statement.

Only stockholders of record at the close of business on March 20, 2023 may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

In accordance with the rules of the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about March 28, 2023 to our stockholders of record as of the close of business on March 20, 2023. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail, or otherwise virtually at the Annual Meeting. Please review the instructions on the proxy card (or, if you hold your shares in “street name” through a broker, bank or other nominee, voting instruction form) regarding each of these voting options.

By order of the Board of Directors,

Isaac Angel
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 9, 2023 10:00 a.m., Eastern Daylight Time
ANNUAL MEETING ONLINE https://web.lumiagm.com/251938693

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2023:

The Proxy Statement and 2023 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2022, are available at

https://www.astproxyportal.com/ast/13766.

ITEMS OF BUSINESS:

The purpose of the Annual Meeting is to:

1.	elect the nine director nominees listed in the accompanying Proxy Statement;
2.	ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for 2023;
3.	approve, in a non-binding, advisory vote, the compensation paid to our named executive officers;
4.	approve, in a non-binding, advisory vote, the frequency of the advisory stockholder vote on the compensation of our named executive officers; and
5.	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

WHO CAN VOTE: The record date for the Annual Meeting is March 20, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

VOTING: Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail, or otherwise virtually at the Annual Meeting. Please review the instructions on the proxy card (or, if you hold your shares in “street name” through a broker, bank or other nominee, voting instruction form) regarding each of these voting options.

By order of the Board of Directors,

JESSICA WOELFEL

General Counsel, Chief Compliance Officer and
Corporate Secretary

March 28, 2023

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A LETTER FROM OUR CEO

DORON BLACHAR | March 28, 2023

DEAR STOCKHOLDER,

2022 was a very strong year for Ormat. The Company had solid growth in each operating segment, resulting in a 10.7% year-over-year increase in total revenues and an 8.3% year-over-year increase in operating income. We added 78MW of new generating capacity to our operating portfolio with the addition of our 35MW CD4 plant in Mammoth, California and some expansion projects and hybrid Solar facilities, and we signed long-term power purchase agreements of up to 365MW in our Geothermal and Energy Storage segments. The Company also saw a notable recovery in our Product segment, with higher revenues, improved margins, and new product contracts that considerably increased our backlog to pre-COVID-19 levels.

In 2023, we expect to deliver meaningful revenue expansion and continued profitable growth for our investors. Our growth plans are aggressive, and we are motivated to expand our portfolio significantly and continue providing clean sustainable energy to our customers. The passage of the Inflation Reduction Act of 2022 (the “IRA”) in the United States was a very positive development for renewable energy companies, and we expect to take advantage of the IRA to reduce our capital needs in the coming years. We are focusing our efforts on Indonesia and the United States, and see tremendous growth opportunities in both countries.

In 2022, we strengthened our already strong commitment to environmental, social and governance-related (“ESG”) issues. We issued a comprehensive sustainability report in accordance with the GRI Standards and the standards of the Sustainability Accounting Standards Board, and we successfully met our target of five percent annual average absolute reduction in Scope 1 and 2 greenhouse gas (“GHG”) emissions measured against 2019 base levels. Our Board of Directors also established an ESG Committee in February 2023.

We believe that we successfully weathered the labor challenges that have plagued most employers over the last year. Throughout these challenging times, we believe that we have continued to operate our power plants effectively and efficiently, have continued to build for ourselves and our clients operating power plants, and have engaged in significant drilling campaigns for projects all over the world. I am proud of our dedicated and talented workforce and their commitment to Ormat’s mission.

At Ormat, we take our job of providing clean, sustainable energy very seriously. As we look to the future, we will continue our aggressive development program and expect increased growth as we continue to lead in geothermal energy development and increase our solar and storage holdings. We see a bright future at Ormat and appreciate your trust and confidence in our company.

Thank you for your investment in Ormat.

Doron Blachar

Chief Executive Officer

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2023 PROXY STATEMENT SUMMARY

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on May 9, 2023 at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

This summary highlights information about the Company and certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING

TIME AND DATE	ANNUAL MEETING	RECORD DATE
Tuesday, May 9, 2023	ONLINE	March 20, 2023
10:00 a.m., Eastern Daylight Time	https://web.lumiagm.com/251938693

VOTING MATTERS AND BOARD RECOMMENDATIONS

	Proposal	Board Vote Recommendation	Page
Proposal 1	Election to our Board of Directors of the nine director nominees	FOR each of the nominees	13
Proposal 2	Ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm	FOR	31
Proposal 3	Advisory vote on the compensation for our named executive officers	FOR	36
Proposal 4	Advisory vote on the frequency of future advisory votes on the compensation for our named executive officers	ONE YEAR	37
Proposal 5	Transaction of any other business that may properly come before the Annual Meeting

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CASTING YOUR VOTE

	How to Vote	Stockholders of Record (Shares registered in your name with Ormat’s transfer agent)	Street Name Holders (Shares held through a broker, bank or other nominee)
Internet	Visit the applicable voting website and follow the on-screen instructions.	www.voteproxy.com	Refer to voting instruction form.
Telephone	Within the United States, U.S. Territories and Canada, call toll-free.	+1 (800) 776-9437	Refer to voting instruction form.
Mail	Complete, sign and mail your proxy card (if a stockholder of record) or voting instruction form (if a street name holder) in the self-addressed envelope provided to you.
Virtually	Attend the Annual Meeting and cast your vote on the meeting website.	https://web.lumiagm.com/251938693, password ormat2023	Refer to voting instruction form.

If you own shares that are traded through the Tel Aviv Stock Exchange (“TASE”), you may vote your shares in one of the following ways:

•	By Mail / E-Mail. Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee), indicating that you were the beneficial owner of the shares as of the record date of March 20, 2023, (the “Record Date”), and return the proxy card, along with the ownership certificate, by mail, to the Company’s registered office, 1 Shidlovsky Street, Yavne 8122101, Israel, or by e-mail, to corporate_secretary@ormat.com, to be received no later than 11:00 a.m., Israel time, on Thursday, May 9, 2023. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.
•	By Voting Electronically. Vote your shares through the electronic voting system of the Israel Securities Authority (https://votes.isa.gov.il), subject to proof of ownership of the shares on the Record Date, as required by law. Voting through the electronic voting system will be allowed until 11:00 a.m., Israel time, on Thursday, May 9, 2023. You may receive guidance on the use of the electronic voting system from the TASE member through which you hold your shares.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Doron Blachar, our Chief Executive Officer, Assaf Ginzburg, our Chief Financial Officer, and Jessica Woelfel, our General Counsel, Chief Compliance Officer, and Corporate Secretary, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Any may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

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BOARD NOMINEES

You are being asked to vote on the following nine nominees for directors to serve on our Board for a one-year term expiring at the 2024 Annual Meeting of Stockholders. Information about each director’s experiences, qualifications, attributes and skills can be found in the sections below titled “Proposal 1 – Election of Directors” and “Our Board’s Skills, Experience and Backgrounds.”

				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating & Corporate Governance	Investment	ESG
Isaac Angel	66	2020
Karin Corfee	62	2022
David Granot	76	2012
Michal Marom	53	2022
Mike Nikkel	58	2021
Dafna Sharir	54	2018
Stanley B. Stern+	65	2015
Hidetake Takahashi	52	2020
Byron G. Wong	71	2017

Chairman of the Board
Chair of committee
+	Lead Independent Director

NOTICE OF INTERNET AVAILABILITY

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“Fiscal 2022”), via the Internet, as well as how to vote online or by telephone. We are first making this Proxy Statement and the accompanying materials available to our stockholders on or about March 28, 2023.

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WHO WE ARE

At Ormat, we’re always on, delivering renewable power and energy solutions to our customers around the clock and around the world. Clean, reliable energy solutions provided from geothermal power, recovered energy, as well as energy storage solutions, is our expertise, commitment and focus.

With over five decades of experience, Ormat is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. Ormat owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter—a power generation unit that converts low-, medium- and high-temperature heat into electricity. Ormat has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,200 MW of gross capacity. Ormat leveraged its core capabilities in the geothermal and REG industries and its global presence to expand its activity into energy storage services, solar Photovoltaic (PV) and energy storage plus Solar PV. Ormat’s current total generating portfolio is 1,158 MW with a 1,070 MW geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and an 88 MW energy storage portfolio that is located in the U.S. With the objective of leading the way in renewable energy, we are motivated to identify our opportunities and risks with respect to climate change and take efforts to reduce our GHG emissions and improve our energy efficiency. Our geothermal power plants have far lower emissions of carbon dioxide compared to fossil fuels and provide a sustainable source of baseload energy.

As a global company, we are proud of the impact we make in the communities we serve—not only through the delivery of clean, renewable energy, but through the social impacts we make around the world. We employ approximately 1,480 people and are committed to hiring from local communities. Wherever we work, our objectives are to build and retain an engaged, well-trained, diverse and equitable workforce.

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OUR ESG FOCUS

We are committed to continuing our environmental, social and governance-related (“ESG”) efforts. As a renewable energy solution provider, we are motivated to identify our opportunities and risks with respect to climate change and take efforts to reduce our greenhouse gas emissions (“GHG”) and improve our energy efficiency. We have established a target of five percent annual average absolute reduction in Scope 1 (direct emissions) and Scope 2 (indirect emissions) GHG emissions measured against the 2019 base levels. In 2021, we exceeded our goal, and reduced our annual average by more than 11% in comparison to our 2019 baseline. Our progress towards this goal is reviewed annually and reported in our Sustainability Reports. Additionally, in 2021, we began to align our disclosures with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). As part of this effort, and guided by the TCFD’s recommendations, we are adding climate-related scenario analysis to our business development and strategy decision-making processes. Aligning to the TCFD standards further strengthens our awareness of the impact Ormat and its operations have on climate change. We have been sustainably generating power since 1965, and we remain committed to providing renewable energy safely, economically, and in an environmentally responsible manner. We aim to act as responsible stewards of the environment and to create and foster a corporate culture for our employees that encompasses the highest standards of fairness and equality. We have recently added updates on social activities such as diversity and inclusion training for employees and our recruiting efforts to attract, advance, and retain a more diverse talent pool. This work surrounding diversity and inclusion remains fundamental to our business as we look to drive both our short-term and long-term initiatives in a sustainable and socially responsible manner. These commitments are applied through our corporate governance, business activities, policies, and strategic objectives.

At the core of our business strategy, we strive to advance a number of goals and work toward accomplishing them in several ways:

| [1]	| [2]	| [3]	| [4]	| [5]	| [6]

Increasing clean energy production capacity

We work to better understand the specific properties of a geothermal reservoir and progressively add new energy generation capacities. As such, we strive to deliver more renewable energy while substantially maintaining the same developmental footprint.

Promoting innovation in all our activities

We strive to establish and operate our sites of operation in the most innovative way. Ormat’s R&D department regularly searches for innovations that can be implemented to improve the efficiency of our operations, including environmental performance.

Maintaining synergy with the communities in which we operate

This includes, both existing and new sites, where we work to understand the needs and concerns of the local stakeholder community and to build lasting relationships and specific community engagement programs designed to meet those needs and concerns.

Prioritizing and developing our people

We strive to provide a diverse and inclusive working environment, to ensure that employees can fulfill both their professional goals, and instill a safe workplace culture. As part of our strategy, we are focusing on hiring and promoting a diverse workforce across all areas of the organization.

Commitment to a fair supply chain

We see great importance in managing a fair supply chain and working with suppliers, subcontractors and business partners with good human rights practices. Ormat is committed to complying with applicable laws and human rights commitments, as reflected in our published policies and business activities.

Strong values for solid governance

Ormat is committed to conducting its business everywhere with honesty and integrity, and in a manner that avoids even the appearance of impropriety. We believe candor, openness and fairness must be demonstrated by every Ormat employee, manager or director, at all times.

We report our progress on environmental goals and commitments annually in our Sustainability Reports, including, but not limited to, our climate change mitigation measures, biodiversity conservation, and water management efforts. A copy of our most recent Sustainability Report is accessible, free-of-charge, in the Sustainability section of our website at www.ormat.com.The contents of our website, including the Sustainability Reports, are not part of or otherwise incorporated by reference into this Proxy Statement.

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OUR EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. The following sets forth certain information with respect to our executive officers as of March 28, 2023.

Age 55 Chief Executive Officer	DORON BLACHAR
Doron Blachar has served as our Chief Executive Officer since July 1, 2020. Prior to that, Mr. Blachar served as the Company’s Chief Financial Officer from April 2013 to May 2020 and as President from November 2019 to July 2020. From 2011 to 2013, Mr. Blachar served as a member of the board of A.D.O. Group Ltd., a TASE-listed company. From 2009 to 2013, Mr. Blachar was the CFO of Shikun & Binui Ltd. From 2005 to 2009, Mr. Blachar served as Vice President—Finance of Teva Pharmaceutical Industries Ltd. From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President—Finance from 2002 to 2005. Mr. Blachar earned a BA in Accounting and Economics and an MBA from Tel Aviv University. He is also a Certified Public Accountant in Israel.

Age 47 Chief Financial Officer	ASSAF GINZBURG
Assaf Ginzburg has served as our Chief Financial Officer since May 10, 2020. Since October 2022, Mr. Ginzburg has served as a member of the board of Ithaca Energy plc, a company listed on the London Stock Exchange. Mr. Ginzburg also held several positions, including Executive Vice President and Chief Financial Officer of Delek US Holdings, Inc. (NYSE: DK) and Delek Logistics Partners, LP (NYSE: DKL) from 2013 to 2017 and from 2019 to May 2020, and has over 15 years of experience in the energy industry. Mr. Ginzburg earned a BA in Economics and Accounting from Tel Aviv University, and he has been a member of the Israeli Institute of Certified Public Accountants since 2001.

Age 58 President and Head of Operations and Products	SHLOMI ARGAS
Shlomi Argas has served as our President and Head of Operations and Products since January 1, 2021. Mr. Argas served as our Executive Vice President—Operations and Products from 2018 to 2021. From 2014 to 2017, Mr. Argas served as our Executive Vice President—Projects and was responsible for management of our drilling operations. From 2009 until 2014, Mr. Argas served as our Vice President responsible for management of geothermal projects and REG projects. From 2006 to 2009, Mr. Argas served as Manager of the REG Projects Department, responsible for the design and installation of REG power plants. From 1994 to 2006, Mr. Argas served in our Product Engineering Department as a Product Engineer. Mr. Argas earned a BS in Mechanical Engineering from Ben-Gurion University in 1992 and a Certificate from the Technology Institute of Management, Executive Management Program. As previously disclosed, Mr. Argas has decided to transition out of his role as President and Head of Operations and Products of the Company, effective July 1, 2023, and is expected to remain employed as a senior consultant to the Company’s management, where he will continue supporting various strategic, sales, business development and operational efforts. Mr. Argas’s decision is part of his longer-term personal plan to eventually retire.

Age 61 Executive Vice President— Electricity Segment	SHIMON HATZIR
Shimon Hatzir has served as Executive Vice President—Electricity Segment since April 1, 2021. Mr. Hatzir served in various roles at the Company for 32 years, most recently, beginning in October 2018 as General Manager of our Energy Storage segment. Previously, Mr. Hatzir has served as Executive Vice President, Engineering and Research and Development at the Company. Mr. Hatzir holds a Bachelor of Science in Mechanical Engineering from Tel Aviv University as well as a Certificate from the Executive Management Program at Technion Israel Institute of Management.

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Age 59 Executive Vice President— Energy Storage and Business Development	OFER BEN YOSEF
Ofer Ben Yosef has served as our Executive Vice President—Energy Storage and Business Development since January 1, 2021. From April 2020 until January 2021, Mr. Ben Yosef served as our Executive Vice President—Business Development, Sales and Marketing. From 2008 to 2020, Mr. Ben Yosef served as a Division President at Amdocs Ltd. From 2000 to 2008, Mr. Ben Yosef served at other operational roles at Amdocs Ltd. From 1996 to 2000, Mr. Ben Yosef served as IT manager at AIG Israel. He earned a BA in Earth Science from Bar Ilan University, a BA in Software Development from Tel Aviv University and an MBA from Bar Ilan University.

Age 46 General Counsel, Chief Compliance Officer, and Corporate Secretary	JESSICA WOELFEL
Jessica Woelfel has served as our General Counsel and Chief Compliance Officer since January 25, 2022, and has served as our Corporate Secretary since November 2, 2022. Ms. Woelfel previously served as our Interim General Counsel and Chief Compliance Officer from March 2021 to January 2022, and as Vice President, U.S. Legal for the Company’s business in the United States from January 2019 to March 2021. Ms. Woelfel has more than 20 years of legal experience and, prior to joining the Company, was a partner at McDonald Carano LLP, in Reno, Nevada from 2010 to 2018 and an associate at Sonnenschein, Nath and Rosenthal LLP in San Francisco, California. Ms. Woelfel holds a Bachelor’s degree from the University of California, Berkeley and a J.D. from the University of California, Hastings College of Law.

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PROPOSAL 1
ELECTION OF DIRECTORS

Our Board currently consists of nine members. Under its governance agreement with us, our stockholder ORIX is no longer entitled to a second director nominee due to the sell-down of its equity stake in an underwritten public offering in 2022. However, our Board has determined to re-nominate all of the directors previously nominated by ORIX. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of nominees for a one-year term expiring in 2024: Isaac Angel, Karin Corfee, David Granot, Michal Marom, Mike Nikkel, Dafna Sharir, Stanley B. Stern, Hidetake Takahashi, and Byron G. Wong. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Isaac Angel, Karin Corfee, David Granot, Michal Marom, Mike Nikkel, Dafna Sharir, Stanley B. Stern, Hidetake Takahashi, and Byron G. Wong, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election, the persons named in the proxy will have the right to use their discretion to vote for a substitute in accordance with SEC rules.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2023

The following information describes the offices held and other business directorships of each nominee required to be disclosed by SEC rules. Beneficial ownership of equity securities of the nominees is shown under the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

ISAAC ANGEL
DIRECTOR QUALIFICATIONS: • Extensive experience with our Company, management experience and institutional and strategic knowledge about our energy market, industry and our business

Age 66 Member of our Board since July 2020 Chairman of the Board

BACKGROUND:

Mr. Angel has served as Chairman of our Board since January 2021, and served as Executive Chairman of our Board from July 2020 to December 2020. Mr. Angel was also our CEO from 2014 to July 2020. Previously, Mr. Angel served as chairman of the board of directors of Gilat Satellite Networks Ltd. (Nasdaq: GILT), a U.S. public company, from March 2020 to March 2023, as a director of Frutarom Ltd. from 2008 until 2016 and Retalix Ltd. from 2012 until 2013, and as executive chairman of LeadCom Integrated Solutions Ltd. from 2008 to 2009. From 2006 to 2008, Mr. Angel served as Executive Vice President, Global Operations of VeriFone after it acquired Lipman Electronic Engineering Ltd. (“Lipman”), and from 1979 to 2006, he served in various positions at Lipman, including as its President and CEO.

KARIN CORFEE
	DIRECTOR QUALIFICATIONS: • Depth of experience in the energy sector and expertise with strategic planning, renewables, energy storage and ESG	EDUCATION: • BS, Political Economy of Natural Resources, University of California at Berkeley • MS, Civil Engineering, Stanford University
Age 62 Member of our Board since June 2022 Independent Director • Audit Committee • ESG Committee (Chair)

BACKGROUND:

Ms. Corfee has served on the board of directors of ClimeCo, a privately held global sustainability company, since September 2021 and the Center for Resource Solutions, a non-profit that creates policy and market solutions to advance sustainable energy, since March 2015. She is also the founder and CEO of KC Strategies LLC, a business consultancy firm specializing in energy, climate and sustainability services since its founding in April 2021. Ms. Corfee is an energy, ESG and management consultant with over three decades of experience assisting large corporations, utilities, government agencies, and investors with clean energy transition strategies. Previous work experience includes serving as Vice President of Professional & Advisory Services at Kevala, Inc., a power grid analytics company, from October 2021 to June 2022 where she built their professional advisory services team. From October 2019 through April 2021, Ms. Corfee served as a Partner at Guidehouse, a management consulting firm, where she oversaw the firm’s western energy practice. Ms. Corfee also served as Managing Director at Navigant Consulting, Inc., a management consulting firm from 2011 to its acquisition by Guidehouse in October 2019. Ms. Corfee also served as a Vice President at KEMA, Inc. (now DNV), a global energy consultancy company, from 1998 to 2011. Prior to consulting, Ms. Corfee worked for electric and gas utilities in North America, including Pacific Gas and Electric Company, City of Palo Alto Utilities, and Union Electric Company (now Ameren Corporation).

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DAVID GRANOT
	DIRECTOR QUALIFICATIONS: • Extensive management, banking, and financial experience, and overall business knowledge	EDUCATION: • BA, Economics, Hebrew University • MBA, Hebrew University
Age 76 Member of our Board since May 2012 Independent Director • Nominating and Corporate Governance Committee • Investment Committee (Chair) • ESG Committee	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Bezeq The Israel Telecommunication Corp. Ltd. • M.L.R.N. Projects and Trading Ltd. (Chairman) • CLAL Insurance Enterprises Holdings Ltd.

BACKGROUND:

Mr. Granot currently serves on the boards of directors of Bezeq The Israel Telecommunication Corp. Ltd. (TASE: BEZQ), M.L.R.N. Projects and Trading Ltd. (where he is Chairman of the board) (TASE: MLRN), and CLAL Insurance Enterprises Holdings Ltd. (TASE: CLIS), which are all public companies in Israel. He also serves on the boards of directors of Sonol Israel Ltd. and Rav-Bariach (08) Industries Ltd., which are both private companies in Israel. During the past five years, Mr. Granot served as a member of the boards of directors of the following non-U.S. public and private companies, for which he no longer serves as a director: Akerstein Ltd., Fritz Companies Israel T. Ltd. (chairman), Alrov (Israel) Ltd., Geregu Power Plc, Harel Insurance, Investments and Financial Services Ltd. (chairman of the investments committee of the Nostro), Calcalit Jerusalem Ltd., Tempo Beverages Ltd., and Protalix BioTherapeutics, Inc. (NYSE: PLX, where he ceased to serve as a director on June 30, 2022). From 2001 through 2007, Mr. Granot was the Chief Executive Officer of the First International Bank of Israel Ltd.

MICHAL MAROM
	DIRECTOR QUALIFICATIONS: • Extensive corporate governance and financial experience	EDUCATION: • BA, Business, Israeli College of Management Academic Studies • MSF, Baruch College
Age 53 Member of our Board since June 2022 Independent Director • Audit Committee (Chair) • Compensation Committee	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • OPC Energy Ltd. (resigning July 2023) • Partner Communications Ltd. • Paz Oil Company Ltd. • REE Automotive Ltd.

BACKGROUND:

Ms. Marom has served on the board of directors and the audit and compensation committees of REE Automotive Ltd. (Nasdaq: REE), a U.S. public company, since July 2021 and the board of directors and audit, finance, investment and compensation committees of Partner Communications Ltd. (TASE: PTNR), a public company in Israel, since January 2021. She is also a member of the boards of directors of two public companies in Israel, namely, Paz Oil Company Ltd. (TASE: PZOL), a leading energy company in Israel, and OPC Energy Ltd. (TASE: OPCE), the largest private electricity company in Israel, where she also serves on the audit and compensation committees. Ms. Marom has given notice of her intent to resign from the board of OPC Energy Ltd., effective July 2023. Additionally, she is on the board of directors of Dan Transportation Ltd., a private company in Israel. From 2011 to 2015, Ms. Marom served as the Chief Financial Officer of Linkury Ltd., an Israeli high-tech company she co-founded in 2011. She previously served on the boards of BiondVax Pharmaceuticals Ltd. (Nasdaq: BVXV) from 2015 to 2019, Panaxia Labs Israel Ltd. (TASE: PNAX) and Together Pharma Ltd. (TASE: TGTR). Ms. Marom is a certified public accountant in Israel and also acts as a consultant providing strategic advice on business models and financial transactions.

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MIKE NIKKEL
	DIRECTOR QUALIFICATIONS: • Extensive experience in the energy and infrastructure sectors, across development, finance, legal and management	EDUCATION: • JD, University of Minnesota School of Law
Age 58 Member of our Board since May 2021 Independent Director • Compensation Committee • Investment Committee

BACKGROUND:

Mr. Nikkel currently serves as Senior Managing Director and Deputy Head of the Energy and Eco-Services Business Headquarters of ORIX, where he assists with global business development and management. Mr. Nikkel joined ORIX in 2016. He has held senior management positions in the energy and infrastructure sectors across development, finance, legal and management for more than 25 years. Mr. Nikkel started his career in the sector at the AES Corporation in 1996, where he became Vice President and Head of Business Development as well as Chief Financial Officer of the firm’s Asian operations before departing the company in 2003. Since that time, he has been Managing Director and a regional head at CLP Holdings, the Chief Executive Officer of a joint venture between CLP and the Mitsubishi Corporation, an Asia-based partner at private equity firm Global Infrastructure Partners, as well as the internal infrastructure and energy advisor to the Jardine Matheson and Astra International group of companies. He has previously served on a number of boards of directors and various committees, including the board and executive committee of Electricity Generating PLC of Thailand, a public company.

DAFNA SHARIR
	DIRECTOR QUALIFICATIONS: • Extensive domestic and international financial and legal experience, specifically in mergers and acquisitions	EDUCATION: • BA, Economics, Tel Aviv University • LLB, Tel Aviv University School of Law • LLM, New York University School of Law • MBA, INSEAD
Age 54 Member of our Board since May 2018 Independent Director • Compensation Committee (Chair) • Nominating and Corporate Governance Committee	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Cognyte Software Ltd. • Gilat Satellite Networks Ltd.

BACKGROUND:

Ms. Sharir has served on the board of directors of Gilat Satellite Networks Ltd. (Nasdaq: GILT), a U.S. public company, since 2016, on the board of directors and audit committee of Cognyte Software Ltd. (Nasdaq: CGNT), a U.S. public company, since 2022. She has also served on the board of directors of Minute Media Inc., a private company, since 2021. From 2013 to 2018, she served on the board of directors of Frutarom Industries Inc., and from 2012 to 2015, she served on the board of directors of Ormat Industries Inc., which was merged into Ormat Systems Ltd. (“Ormat Systems”) in February 2015. Since 2005, Ms. Sharir has served as a consultant, providing mergers and acquisitions advisory services, including with respect to due diligence, structuring, and negotiation, to public and private companies around the world. From 2002 to 2005, she served as Senior Vice President—Investments of AMPAL-American Israel Corporation, formerly a U.S. public company, and was responsible for all of its acquisitions and dispositions. From 1999 to 2002, she served as Business Development—Director of Mergers and Acquisitions at AMDOCS and was responsible for international acquisitions and equity investments.

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STANLEY B. STERN
	DIRECTOR QUALIFICATIONS: • Extensive management, strategic analysis, banking and financial experience across a broad spectrum of industries	EDUCATION: • BA, Economics and Accounting, City University of New York, Queens College • MBA, Harvard University
Age 65 Member of our Board since November 2015 Lead Independent Director • Audit Committee • Nominating and Corporate Governance Committee (Chair) • Investment Committee	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Audiocodes, Inc. (Chairman) • Ekso Bionics Holdings, Inc. (Lead Independent Director) • Radware Ltd.

BACKGROUND:

Mr. Stern is the Managing Partner of Alnitak Capital, which he founded in 2013 to provide board level strategic advisory services and merchant banking services, primarily to companies in technology-related industries. From 1981 to 2000 and from 2004 to 2013, he was a Managing Director at Oppenheimer & Co, where, among other positions, he was head of the investment banking department and technology investment banking group. He also held positions at Salomon Brothers, STI Ventures and C.E. Unterberg. Mr. Stern has served as chairman of the board of directors of AudioCodes, Ltd. (Nasdaq: AUDC), a U.S. public company, since 2012, and serves as a member of the board of directors of the following U.S. public companies: Ekso Bionics Holdings, Inc. (Nasdaq: EKSO) since 2015, and Radware Ltd. (Nasdaq: RDWR) since September 2020. Mr. Stern previously served from 2015 to 2018 as the chairman of the board of directors of SodaStream International Ltd., a U.S. public company in until its sale to Pepsico in 2018, and previously as a member of the board of directors of the following public and private companies: Given Imaging Ltd., Fundtech Inc., Tucows, Inc. (Chairman), Polypid Ltd., and Odimo, Inc.

HIDETAKE TAKAHASHI
	DIRECTOR QUALIFICATIONS: • Extensive experience and knowledge related to the renewable energy sector	EDUCATION: • BA, Economics, Keio University (Japan)
Age 52 Member of our Board since June 2020 Independent Director • Investment Committee	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Ubiteq, Inc.

BACKGROUND:

Mr. Takahashi currently serves as Managing Executive Officer and Head of Energy and Eco-Services Business Headquarters at ORIX, where he has been leading ORIX’s global energy and eco-services business and has been leading their global renewable energy initiative since 2011. Mr. Takahashi joined ORIX in 1993 and has held a variety of investment, management and business operations positions for the firm in multiple industry sectors, including energy, private equity, real estate and corporate finance. He currently serves as a member of the boards of directors of companies invested by ORIX, including Ubiteq Inc. (TYO: 6662), a technology services company which is public in Japan, and the following private companies: Elawn Energy S.L., a global renewable energy company in Spain, and Greenko Energy Holdings, a leading renewable energy company in India.

BYRON G. WONG
	DIRECTOR QUALIFICATIONS: • Extensive experience and proficiency in understanding, developing and managing energy and power projects globally	EDUCATION: • BA, Economics, University of California, Los Angeles • MBA, University of California, Los Angeles
Age 71 Member of our Board since July 2017 Independent Director • Audit Committee • ESG Committee

BACKGROUND:

Mr. Wong has been a private energy consultant following his retirement from Chevron Corporation (“Chevron”) at the end of 2012 after more than 31 years with Chevron, its affiliates and predecessor companies. While at Chevron, from 2001 to 2012, Mr. Wong was Senior Vice President — Commercial Development (Asia) for Chevron Global Power Company, managing a team of professionals in identifying and developing opportunities for independent power projects to monetize Chevron’s gas in the region, and also participating as a member of a decision review board for overseeing Chevron’s geothermal development opportunities in Indonesia and the Philippines. Prior to the merger with Chevron in 2001, Mr. Wong established and staffed the initial Asian office location for Texaco Power and Gasification in Singapore in 1999. Before moving to Singapore, from 1995 to 1999. Mr. Wong was based in London with Texaco Europe: first as the Director of New Business Development (Downstream) for Central/Eastern Europe and Former Soviet Union, with primary responsibility for developing Texaco’s downstream entry into this region, and later, from 1998 to early 1999 as Vice President of Upstream Corporate Development for Europe, Eurasia, Middle East and North Africa, focusing on opportunities for upstream oil and gas mergers, divestments and acquisitions.

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VOTE REQUIRED

Election of each director nominee requires the affirmative vote of the holders of a majority of votes cast for the election of each director at the Annual Meeting. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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HOW WE ARE GOVERNED

CORPORATE GOVERNANCE HIGHLIGHTS

Our commitment to good corporate governance is reflected in several practices of our Board of Directors and its committees, as described below.

Board independence	All directors are independent, other than Mr. Angel, our former CEO, and all committees are made up of independent directors.
Executive sessions	Independent members of the Board and each of the committees meet regularly in executive session with no members of management present.
Board evaluation	Each of the Board and its committees evaluates and discusses its respective performance and effectiveness annually.
Engagement with stockholders	The Board and management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement.
Director accountability	All directors must be elected annually, by majority vote of the stockholders (except in contested elections, where they are elected by plurality).
Time commitment	We maintain stringent internal over-boarding standards for our directors, which reflect the standards of ISS and Glass Lewis. None of our directors is currently over-boarded under such standards.
Compensation review	The Compensation Committee reviews the appropriateness of our executive officer and director compensation.
Risk oversight	The Board and committees regularly review their oversight of risk and the allocation of risk oversight among the committees.
Board refreshment	Subject to certain exceptions, directors will not be nominated for re-election to the Board if they have served on the Board for more than 15 years at the time of such proposed nomination.

ROLE OF OUR BOARD

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stakeholders. The Board takes an active role in assisting management with the development of the Company’s strategy, strategic oversight of operations, and financial and investment activities. In accordance with our Corporate Governance Guidelines, at least one Board meeting annually is devoted to our long-term business strategy. During these meetings, the Board and management discuss the competitive landscape in our industry, emerging technologies, significant business risks and opportunities, and strategic priorities of the Company. Specific short- and long-term strategic plans are also discussed on an as-needed basis throughout the year, and our senior management team regularly reports to the Board on the execution of our long-term strategic plans, the status of important projects and initiatives, and the key opportunities and risks facing the Company. The Board regularly receives cyber risk and cybersecurity updates at its meetings. ESG and climate change considerations are factored into the business strategy through the recognition of risks and opportunities.

Risk Oversight

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

Our Board assesses on an ongoing basis the risks faced by the Company in executing its business plans, in part based on regular updates from management and its committees on such risks and the related risk mitigation measures. Updates from management include quarterly reports by our CEO and CFO outlining operational risks and financial risks, respectively.

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While our full Board is ultimately responsible for oversight of risk management, its committees critically assist the Board in fulfilling its monitoring responsibilities in certain areas of risk, as shown below.

Board/Committee	Key Areas of Risk Oversight
Entire Board

•   Strategic, financial, industrial, competitive and operational risks and exposures;

•   Technological risks, including cybersecurity and information technology risks and developments;

•   Litigation and regulatory exposures;

•   Climate change, social and other ESG related risks, strategies and approach; and

•   Other current matters that may present material risk to our operations, plans, prospects or reputation, both from a global perspective and on a power plant-by-power plant basis.

Audit Committee

•   Risks and exposures associated with financial matters, including financial reporting, tax, accounting, and disclosure;

•   Audit oversight;

•   Internal control over financial reporting (including the internal controls related to ESG disclosures and metrics);

•   Internal audit; and

•   Cybersecurity and information technology risks and developments, including authority to act on behalf of the Board in the event of a significant cybersecurity incident.

Investment Committee	• Financial risk exposures, particularly risks and exposures associated with cash investment guidelines, financial risk policies and hedging activities.

Succession Planning

We believe succession planning, including succession in the event of an emergency or retirement of our CEO, is an important function of the Board. The Nominating and Corporate Governance Committee, with input from our CEO, is responsible for identifying possible successors to our CEO and developing a succession plan, which includes, among other things, an assessment of the experience, performance and skills for possible successors to the CEO. As provided by our Corporate Governance Guidelines, the plan is annually reviewed by the entire Board.

EXECUTIVE SESSIONS

The Board regularly meets in executive session, chaired by the Lead Independent Director, with no members of management present. The independent directors of the Board also meet in executive session with no members of management present. Each of the committees of the Board also meets regularly in executive session.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, executive officers and directors, as well as a Code of Ethics Applicable to Senior Executives that is applicable to our principal executive officers, principal financial officers, principal accounting officer and controller, and all persons performing similar functions, including our chief executive and senior financial officers. If we make any amendments to our Code of Business Conduct and Ethics or our Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO, or principal accounting officer, we intend to disclose the nature of such amendment or waiver on our website within four business days to the extent required by SEC rules.

We have also adopted Corporate Governance Guidelines, which, together with our certificate of incorporation and bylaws, establish the governance framework for the management of the Company. Our Corporate Governance Guidelines are intended to align the interests of directors and management with those of our stockholders. The guidelines address, among other matters, the role of our Board, Board composition and committees, Board membership criteria, director independence, Board meetings, performance evaluation and succession planning.

Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives and Corporate Governance Guidelines are available in the Investor Relations section of our website at www.ormat.com.

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HOW OUR BOARD IS ORGANIZED

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business and affairs through meetings of the Board and five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Investment Committee, and the ESG Committee. The ESG Committee was formed in February 2023 and will be fully established following this Annual Meeting. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. The following shows an overview of the composition of our Board, as further detailed in the below sections of this Proxy Statement.

BOARD LEADERSHIP STRUCTURE

Our Policy

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and its stockholders. The Board believes that one leadership structure is not more effective at creating long-term stockholder value, and the decision of whether to combine or separate the positions of CEO and Chairman should depend on a company’s particular circumstances at a given point in time. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and ensure that the independent directors are fully informed, are ready to discuss and debate the issues that they deem important, and are able to provide effective oversight of management. Our Board also believes that it should retain the flexibility to make this determination in the manner it feels will provide the most appropriate leadership for the Company from time to time. Our Chairman is appointed annually by the Board.

Our Current Board Leadership Structure

Separation of CEO and Chairman	Currently, the CEO position is separate from the Chairman of the Board position; Mr. Angel serves as Chairman, while Mr. Blachar serves as our CEO and does not serve on our Board. We believe this structure is appropriate corporate governance for us at this time, as it best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, the Chairman’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations as well as strategic opportunities and planning.
Doron Blachar, CEO Isaac Angel, Chairman

Lead Independent Director

Under our bylaws, a Lead Independent Director must be appointed where the Chairman and CEO are the same individual. If one is required, the Lead Independent Director must be elected via secret ballot by a majority vote of the independent directors. The Lead Independent Director’s responsibilities (to the extent one is appointed) include but are not limited to the following:

•   coordinating the activities of the independent directors;

•   determining the schedule of Board and committee meetings and preparing meeting agendas;

•   assessing the flow of information from management to ensure independent directors can perform their duties responsibly;

•   ensuring the Compensation Committee’s oversight of the Company’s incentive-based compensation policies and procedures;

•   in conjunction with the Compensation Committee, evaluating the CEO’s performance;

•   coordinating, preparing the agendas for and moderating executive sessions; and

•   recommending the membership of Board committees and committee chairs.

Currently, our Chairman and CEO are different individuals. However, because the Chairman of our Board, Mr. Angel, was determined by our Board not to be independent under our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (the “NYSE”), our Board determined it was appropriate to appoint a lead independent director to enhance the Board’s ability to carry out effectively its roles and responsibilities on behalf of our stockholders. Stanley Stern currently serves as Lead Independent Director.

Stanley Stern

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BOARD COMMITTEES

The following table summarizes the current membership of each of the Board’s committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee
Isaac Angel Chairman of the Board
Stanley B. Stern* Lead Independent Director
Karin Corfee*
David Granot*
Michal Marom*
Mike Nikkel*				(1)
Dafna Sharir*
Hidetake Takahashi*		(2)	(3)
Byron G. Wong*

Chair
(1)	Appointed to serve on the Investment Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
(2)	Appointed to serve on the Compensation Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
(3)	Appointed to serve on the Nominating and Corporate Governance Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
*	Independent director for purposes of Board membership and membership on any committee on which the individual serves. For more information, see “How our Board Is Selected and Evaluated—Director Independence and Independence Determinations.”

The following table summarizes the anticipated membership of the Board committees after the Annual Meeting, assuming each director’s election to the Board.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee	ESG Committee
Isaac Angel Chairman
Stanley B. Stern* Lead Independent Director
Karin Corfee*
David Granot*
Michal Marom*
Mike Nikkel*		(1)		(2)
Dafna Sharir*
Hidetake Takahashi
Byron G. Wong*

Chair
(1)	Appointed to serve on the Compensation Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
(2)	Appointed to serve on the Investment Committee in accordance with the terms of the Governance Agreement. For more information, see “ORIX Governance Agreement.”
*	Independent director for purposes of Board membership and membership on any committee on which the individual serves. For more information, see “How our Board Is Selected and Evaluated—Director Independence and Independence Determinations.”

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The Board of Directors has adopted written charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and the Investment Committee. The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Investment Committee are available on the Company’s website in the Investor Relations section of our website at www.ormat.com.

AUDIT COMMITTEE

INDEPENDENCE/ QUALIFICATIONS:

•   All members are “independent” under applicable standards.

•   All members are “financially literate” under NYSE listing standards.

•   Ms. Marom has “accounting or related financial management expertise” under NYSE listing standards and is an “audit committee financial expert” under applicable SEC rules.

KEY RESPONSIBILITIES:

•   Selects an independent registered public accounting firm to be engaged to audit our financial statements

•   Annually reviews and discusses with the independent registered public accounting firm its independence

•   Reviews and discusses the audited annual financial statements and unaudited quarterly financial statements with the independent registered public accounting firm

•   Discusses with management and the independent registered public accounting firm any significant financial reporting issues and judgments and the adequacy of internal controls

•   Annually prepares the Audit Committee report

•   Oversees our internal audit function

•   Oversees Sarbanes-Oxley Act compliance

•   Manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting and with our Code of Business Conduct and Ethics

•   Oversees the whistleblower ethics hotline and the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities

•   Reviews and approves or ratifies related person transactions

COMPENSATION COMMITTEE
INDEPENDENCE/ QUALIFICATIONS: • All members are “independent” under applicable standards.

KEY RESPONSIBILITIES:

•   Annually reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers

•   Annually evaluates the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements and recommends to our Board for approval the compensation of our CEO and other executive officers

•   Periodically reviews and approves of all other elements of our CEO’s and other executive officers’ compensation, including cash-based and equity- based awards, employment, severance or change in control agreements, and any special or supplemental compensation and benefits for our CEO and other executive officers

•   Makes recommendations to our Board with respect to the adoption, amendment, termination or replacement of incentive compensation, equity- based plans, revenue sharing plans or other compensation plans maintained by the Company

•   Makes recommendations to our Board as to the appropriate compensation for Board members

•   Annually reviews the “Compensation Discussion and Analysis,” recommends its inclusion in the proxy statement and prepares the Compensation Committee report

•   Makes recommendations to our Board as to changes in Ormat’s general compensation philosophy

•   Monitors Ormat’s compliance with SEC and NYSE rules and regulations regarding “say-on-pay” and binding stockholder approval of certain executive compensation

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INDEPENDENCE/ QUALIFICATIONS: • All members are “independent” under applicable standards.

KEY RESPONSIBILITIES:

•   Develops criteria and qualifications for Board membership

•   Identifies and approves individuals who meet Board membership criteria and are qualified to serve as members of our Board

•   Recommends director nominees for our annual meetings of stockholders

•   Recommends Board members for committee service

•   Develops and recommends to our Board corporate governance guidelines

•   Reviews the adequacy of our certificate of incorporation and bylaws

•   Reviews and monitors compliance with our Corporate Governance Guidelines

•   Oversees the evaluation of the Board and management

•   Makes independence determinations and periodically reviews independence standards

INVESTMENT COMMITTEE
INDEPENDENCE/ QUALIFICATIONS: • All members are “independent” under NYSE standards applicable to general Board service.

KEY RESPONSIBILITIES:

•   Reviews and approves the investment policy adopted by our Board (the “Investment Policy”), which outlines general guidelines for investment, including the type and amount, the desired time period, and the authority to and procedures for making the investment

•   Considers and, as applicable, approves and authorizes hedging transactions we may enter into to hedge our exposure to certain risks and currencies in accordance with the Investment Policy

•   Makes recommendations and determinations as to the investment of our cash and cash-equivalents in accordance with the Investment Policy

•   Meets on an as-needed basis as instructed by our Board

BOARD AND COMMITTEE MEETINGS

During 2022, (i) the Board met 12 times, (ii) the Audit Committee met six times, (iii) the Nominating and Corporate Governance Committee met three times, (iv) the Compensation Committee met seven times and (v) the Investment Committee met one time. The Board established the ESG Committee in 2023, so it did not meet during 2022. For information on our Board’s attendance record, see “–Expectations for Members of our Board—Attendance at Board and Committee Meetings.”

BOARD REFRESHMENT

As part of its commitment to board refreshment, in 2023, the Nominating and Corporate Governance Committee recommended, and the Board approved, a 15-year term limit policy. Under this policy, directors will not be nominated for re-election to the Board if they have served on the Board for more than 15 years at the time of such proposed nomination. On the recommendation of the Nominating and Corporate Governance Committee, the Board, by majority vote and on an annual basis, may waive the term limit if the Board deems such waiver to be in the best interests of the Company. This does not impact the terms of the governance agreement with ORIX. We believe that maintaining an appropriate balance of tenure on the Board allows us to benefit from both the historical and institutional knowledge of longer-tenured directors as well as the additional, fresh perspectives contributed by newer directors.

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ORIX GOVERNANCE AGREEMENT

On May 4, 2017, the Company entered into a governance agreement with ORIX (the “Governance Agreement”) in connection with an agreement between ORIX, certain former stockholders of the Company, Isaac Angel, the Company’s current Chairman of the Board and former CEO, and Doron Blachar, the Company’s CEO, pursuant to which ORIX agreed to purchase approximately 22.1% of our shares of common stock, par value $0.001 per share (“Common Stock”), for approximately $627 million (the “ORIX Transaction”). The Governance Agreement, which became effective on July 26, 2017 upon the closing of the ORIX Transaction, provides ORIX the right, for as long as ORIX and its affiliates collectively hold at least 18% of the voting power of all of the Company’s outstanding voting securities, to nominate three directors to our Board and jointly propose and nominate with the Company a director who is independent in accordance with the listing standards of the NYSE and SEC rules and regulations and who does not have, and within the three years prior to his or her becoming a director nominee of the Company has not had, any material relationship with ORIX or its affiliates (the “Independent ORIX Director”). If ORIX and its affiliates collectively hold less than 18% of the voting power of all of the Company’s outstanding voting securities but greater than or equal to 13% of the voting power of all of the Company’s outstanding voting securities, ORIX has the right to nominate two directors to our Board and jointly propose and nominate with the Company the Independent ORIX Director. If ORIX and its affiliates collectively hold less than 13% of the voting power of all of the Company’s outstanding voting securities but greater than or equal to 5% of the voting power of all of the Company’s outstanding voting securities, ORIX will have the right to nominate one director to our Board, but will no longer have the right to jointly propose and nominate with the Company the Independent ORIX Director. If ORIX holds less than 5% of the voting power of all of the Company’s outstanding voting securities, ORIX does not have the right to nominate any directors to our Board. Additionally, (i) the Compensation Committee, Nominating and Corporate Governance Committee and all other Board committees (other than the Audit Committee) must consist of two directors designated by the members of our Board that were not designated by ORIX and one director designated by ORIX and (ii) the Audit Committee must consist of two directors designated by the members of our Board that were not designated by ORIX and the Independent ORIX Director.

On April 13, 2020, the Company and ORIX entered into an amendment (the “Amendment”) to the Governance Agreement that facilitated the expansion of the Board of Directors in order to allow the addition of Mr. Angel as a director prior to his retirement as CEO of the Company on July 1, 2020. See “Transactions with Related Persons” below for further information concerning the ORIX Transaction, the Governance Agreement and the Amendment.

In November 2022, ORIX sold 4,312,500 shares pursuant to an underwritten secondary offering, resulting in it and its affiliates collectively owning 11.9% of the voting power of our outstanding voting securities. ORIX now has the right to nominate one director to our Board, but no longer has the right to jointly propose and nominate with the Company the Independent ORIX Director. Pursuant to the Governance Agreement, ORIX was required to use its reasonable best efforts to cause two of the directors nominated by it to tender their resignations, unless a majority of the directors other than the directors appointed by ORIX agreed in writing that such directors were not required to resign. A majority of the members of our Board agreed that none of the directors nominated by ORIX were required to resign following the offering and that such directors could continue to serve on our Board at least until the Annual Meeting.

Currently, ORIX has proposed the nomination of one director, Mr. Nikkel. Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has determined to nominate for reelection at the Annual Meeting Ms. Corfee, who previously was nominated by ORIX as its Independent ORIX Director, and Mr. Takahashi, who was previously nominated by ORIX as one of its director nominees. Additionally, to reflect ORIX’s continued right to appoint one member of the Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee, the Board has, upon the recommendation of the Nominating and Corporate Governance Committee determined to change the composition of certain of these committees following the Annual Meeting, assuming the election of all director nominees (specifically, with Mr. Nikkel to serve on the Compensation Committee and Investment Committee, and ORIX declining to use its right to appoint Mr. Nikkel to the Nominating and Corporate Governance Committee). For more information, see the second table under “Board Committees” above.

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HOW OUR BOARD IS SELECTED AND EVALUATED

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

The NYSE listing standards require a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to be independent. Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. The Board’s policy is to review and determine the independence of all incumbent directors annually, and to review and determine the independence of new director nominees and appointees when nominated or appointed.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that all of the current directors and directors serving during Fiscal 2022, other than Mr. Angel, are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service. Our Board has also affirmatively determined that (i) each current member, each member who served during Fiscal 2022 and each nominee who will serve on our Audit Committee, assuming his or her election, is “independent” for purposes of audit committee membership under the applicable SEC rules and NYSE listing standards, and (ii) each current member, each member who served during Fiscal 2022 and each nominee who will serve on our Compensation Committee, assuming his or her election, is “independent” for purposes of compensation committee membership under the applicable SEC rules and NYSE listing standards.

BOARD RECRUITMENT PROCESS

Assessment of Board Composition

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.

Candidate Identification

In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Where stockholders nominate directors pursuant to our bylaws, the Nominating and Corporate Governance Committee also considers the qualifications of these directors.

Candidate Evaluation

The Nominating and Corporate Governance Committee interviews and evaluates potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

Recommendation to the Board

The Nominating and Corporate Governance Committee recommends director candidates to be presented to stockholders for election or, in the event of a vacancy, be appointed and subsequently presented to stockholders for election.

Candidate Identification

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, management, stockholders or other persons. The Nominating and Corporate Governance Committee may also utilize the services of professional search firms to identify and recruit qualified candidates for the Board.

Director candidates identified by stockholders will be evaluated in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidates, as described below.

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All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must, in particular, satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2024 Annual Meeting of Stockholders.”

Candidate Evaluation

The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board. In evaluating each candidate, the Nominating and Corporate Governance Committee considers guidelines it has developed that set forth the criteria and qualifications for Board membership, including, but not limited to, relevant knowledge and individual qualifications (including professional experience, understanding of the Company’s business environment, and diversity of background and experience), personal qualities of leadership (including strength of character, wisdom, judgment, ability to make independent analytical inquiries, and the ability to work collegially with others), potential conflicts of interest, existing commitments to other businesses, and legal considerations such as antitrust issues, independence under applicable SEC rules and regulations and the NYSE listing standards, and overall fit with the composition and expertise of the existing Board.

In addition, the Nominating and Corporate Governance Committee seeks to achieve diversity within the Board and adheres to the Company’s philosophy of maintaining an environment free from discrimination based on race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any protected category under applicable law. This process is designed to provide that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Accordingly, in determining the pool from which Board nominees are chosen, the Nominating and Corporate Governance Committee is committed to seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, and experiences with the relevant mix of skills and other qualifying criteria as described above. For more information regarding the backgrounds and qualifications of our director nominees, see “Our Board’s Skills, Experience and Backgrounds” below.

EXPECTATIONS FOR MEMBERS OF OUR BOARD

Time Commitment and Service on Other Boards

The Company values the experience that our directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Thus, under our Corporate Governance Guidelines, without specific approval from the Nominating and Corporate Governance Committee, no director may serve on more than five public company boards (including the Company’s Board), and no member of the Audit Committee may serve on more than three public company audit committees (including the Company’s Audit Committee). In addition, without specific approval from the Nominating and Corporate Governance Committee, directors who also serve as chief executive officers or in equivalent positions generally should not serve on more than two public company boards, including the Company’s Board, in addition to their employer’s board. Members of our Board must also advise the chair of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting membership on other boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, that may result in significant time commitments or a change in the director’s relationship with the Company.

Attendance at Annual Meeting of Stockholders

All directors are expected to make every effort to attend our annual meeting of stockholders. All of the directors serving at the time of the 2022 Annual Meeting of Stockholders attended the meeting, other than Dan Falk and Albertus Bruggink, who did not stand for reelection to the Board.

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Attendance at Board and Committee Meetings

All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members, and to meet as frequently as necessary in order to properly discharge their responsibilities. During 2022, no member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

BOARD AND COMMITTEE EVALUATIONS

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness. The Board and committee evaluation for 2022 was led by our General Counsel, Chief Compliance Officer and Corporate Secretary. These evaluations were conducted by providing each director with detailed questionnaires relating to the Board and its committees, covering a wide range of topics, including, but not limited to, the fulfillment of the Board and committee responsibilities identified in the Corporate Governance Guidelines and committee charters. All responses from directors are kept confidential and anonymous.

STEP 1: Initiation of Evaluations	Our General Counsel and Chief Compliance Officer initiates the annual evaluation process by presenting the proposed approach to the Board and distributing questionnaires to each director soliciting his or her opinions on Board performance and effectiveness.

STEP 2: Board and Committee Assessment Questionnaires	Each director completes a questionnaire addressing the Board’s knowledge and understanding of, and performance with respect to, the Company’s business, strategy, values, plans and mission, the appropriateness of the Board’s structure and composition, the communication among the directors and between the Board and management and the Board’s meeting process. Committee members additionally assess, among other topics, how the committee has satisfied the responsibilities contained in its charter, the organization of the committee, the committee meeting process and the committee’s oversight.

STEP 3: Follow-Up Interviews	Our General Counsel and Chief Compliance Officer reviews each questionnaire and conducts follow-up interviews with each director as necessary.

STEP 4: Presentation of Findings	Our General Counsel and Chief Compliance Officer prepares and presents to the Board a report aggregating and summarizing for the Board and its committees the findings from the questionnaires and interviews.

STEP 5: Implementation of Feedback	The Board and its committees discuss the findings and consider what, if any, actions should be implemented to enhance future performance.

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OUR BOARD’S SKILLS, EXPERIENCE AND BACKGROUNDS

In considering each director nominee, the Nominating and Corporate Governance Committee and the Board evaluated such person’s key qualifications, skills, experience and perspectives that he or she could bring to the Board, as well as existing commitments to other businesses, professional experience, understanding of the Company’s business environment and the composition and combined expertise of the existing Board. Certain of the skills considered by the Board are summarized in the matrix below. The fact that a particular qualification, skill, experience or perspective is not listed below does not mean that the nominee does not possess it or that the Nominating and Corporate Governance Committee and the Board did not evaluate it.

The Nominating and Corporate Governance Committee also considers traditional diversity factors such as age, gender and ethnic and racial background as set forth in the Company’s Corporate Governance Guidelines. In 2023, as part of our commitment to gender diversity on our Board, the Nominating and Corporate Governance Committee recommended, and the Board approved, amendments to our Corporate Governance Guidelines to provide that our Board shall at all times include a minimum of two female directors, subject to periods of director transitions. The Nominating and Corporate Governance Committee makes recommendations to the Board to ensure it is composed of directors with sufficiently diverse and independent backgrounds. The matrix below also provides additional information regarding our directors’ self-identified gender and race/ethnicity.

Board Skills and Experience
	Isaac Angel	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Hidetake Takahashi	Byron Wong
Senior Leadership and Strategy Experience as a senior executive at a large organization
Public Company Corporate Governance Experience serving on the board of a public company and/or a strong understanding of corporate governance best practices
Finance and Accounting Experience in financial accounting and reporting, auditing processes and standards, internal controls and corporate finance
Capital Markets Experience with a range of capital raising transactions
ESG Experience with corporate social responsibility practices, including sustainability
Capital Projects Experience overseeing, managing or advising on large scale capital projects
Business Development Experience with developing and implementing strategies for growth, including M&A transactions
Energy Industry Experience in the energy, power generation, renewables and/or utility sectors

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Board Skills and Experience
	Isaac Angel	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Hidetake Takahashi	Byron Wong
International Business Experience with managing international operations
Information Technology/Cybersecurity Experience in information technology, including the importance of maintaining stakeholder trust through protecting their information

Gender
	Isaac Angel	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Hidetake Takahashi	Byron Wong
Male
Female
Non-Binary

Race/Ethnicity
	Isaac Angel	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Hidetake Takahashi	Byron Wong
Asian (excludes Indian/South Asian)
Black/African American
Caucasian/White
Hispanic/Latin American
Indian/South Asian
Middle-Eastern/North African
Native American/Alaskan Native
Native Hawaiian/Other Pacific Islander

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Board Tenure

The Nominating and Corporate Governance Committee strives to maintain a healthy degree of Board refreshment and prevent entrenchment, while weighing the strong contributions delivered by directors with deep knowledge of our Company’s history and strategic long-term goals. Our Board is periodically refreshed with the addition of candidates whom we believe bring new ideas and fresh perspectives into the boardroom. We have added four new directors since 2020. As shown below, the Board’s balanced approach to Board tenure has resulted in an appropriate mix of long-serving and newer directors (which reflects the composition of the Board following the Annual Meeting assuming the election of all director nominees).

HOW YOU CAN COMMUNICATE WITH US

COMMUNICATING WITH OUR BOARD

Stockholders and other interested parties may communicate with a member or members of our Board, including the chairman of the Board, chair of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to the Corporate Secretary, Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519. Such communications received from stockholders may be done confidentially or anonymously. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the Chair of our Audit Committee. Correspondence will then be directed to the group of directors, or to an individual director, as appropriate.

STOCKHOLDER ENGAGEMENT HIGHLIGHTS

Management reaches out to the Company’s largest stockholders at least once each year to facilitate a dialogue regarding governance, compensation, sustainability and other matters. Management reports on the conversations with those investors to the Board and also, as appropriate, to the Compensation Committee. In 2022, the Company took an integrated approach to its stockholder engagement efforts, including with respect to governance, compensation, financial and sustainability matters. During the year, the Company approached stockholders, with an offer to meet by phone, representing more than 75% of the Company’s outstanding shares. During these interactions, stockholders most frequently raised topics concerning ESG and executive compensation matters. The stockholder engagement program continues to influence and inform the Company’s policies and practices. For example, in the past few years based in part on investor input, the Company has provided additional disclosure in its Sustainability Report, and in 2021, began to align its disclosures with the recommendations of the TCFD, set ambitious sustainability goals, updated and/or published several corporate governance policies and documents. Additionally, beginning in 2020, the Company adjusted its compensation practices.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), to serve as our independent registered public accounting firm for 2023.

Stockholder approval is not required to appoint PwC as the independent registered public accounting firm for 2023. Our Board believes, however, that submitting the appointment of PwC to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our stockholders.

As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and the Audit Committee Chair are directly involved in the selection of PwC’s lead audit partner. PwC has served as the Company’s independent registered public accounting firm since 2018. The Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

We expect that a representative from PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following tables set forth the aggregate fees billed to us for Fiscal 2022 and Fiscal 2021 by PwC member firms:

	2022 ($)	2021 ($)
Audit Fees(1)	2,866,809	3,044,105
Audit-Related Fees(2)	200,000	75,000
Tax Fees(3)	1,005,627	1,843,521
All Other Fees(4)	25,000	7,829
Total:	4,097,436	4,970,455
(1)	Audit Fees represent the aggregate fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our Form 10-Q filings and services that are normally provided in connection with our statutory and regulatory filings.
(2)	Audit-Related Fees represent the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and that are not reported under paragraph (1) above. This includes fees for due diligence related to mergers and acquisitions and consulting on financial accounting/reporting standards.
(3)	Tax Fees represent the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.
(4)	All Other Fees represent annual software license fees.

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AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm in Fiscal 2022 and Fiscal 2021 were pre-approved by the Audit Committee of our Board, which concluded that the provision of such services by PwC member firms was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for pre-approval of audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, except as would be considered de minimis under Exchange Act rules. A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

VOTE REQUIRED

Ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN, A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2022 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board, including matters concerning the independence of the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board and has discussed these documents with the independent registered public accounting firm, as well as other matters related to the independent registered public accounting firm’s independence from management and the Company (including also considering whether the independent registered public accounting firm’s provision of tax services to the Company is consistent with maintaining the independent registered public accounting firm’s independence). The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for Fiscal 2022, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Michal Marom, Chair
David Granot
Stanley B. Stern
Byron G. Wong

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 20, 2023 for:

•	each person known to us to own beneficially 5% or more of our outstanding Common Stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors, director nominees and executive officers as a group.

As of March 20, 2023, there were 59,704,367 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities, including stock appreciation rights (“SARs”) and/or restricted stock units (“RSUs”), of which that person has a right to acquire beneficial ownership (i) within 60 days, or (ii) in the case of directors or executive officers, upon termination of service other than for death, disability or involuntary termination. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owners of More than 5%	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
BLACKROCK, INC.	7,934,264	(1)	13.3%
ORIX CORPORATION	6,676,077	(2)	11.2%
THE VANGUARD GROUP	4,826,487	(3)	8.1%
MIGDAL INSURANCE & FINANCIAL HOLDINGS LTD.	3,873,929	(4)	6.5%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
ISAAC ANGEL††	336,832	(5)	*
KARIN CORFEE††	—		—
DAVID GRANOT††	6,285	(6)	*
MIKE NIKKEL††	—		—
MICHAL MAROM††	—		—
DAFNA SHARIR††	6,635	(7)	*
STANLEY B. STERN††	13,125	(8)	*
HIDETAKE TAKAHASHI††	1,893	(9)	*
BYRON G. WONG††	14,292	(10)	*
DORON BLACHAR†	106,896	(11)	*
ASSAF GINZBURG†	45,017	(12)	*
SHLOMI ARGAS†	22,951	(13)	*
SHIMON HATZIR†	12,796	(14)	*
OFER BEN YOSEF†	21,297	(15)	*
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (15 PERSONS)	600,496	(16)	1.0%
†	c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel.
‡	c/o Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519.
*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)	Based on Schedule 13G/A (Amendment No. 6) filed with the SEC on January 27, 2023 by BlackRock Inc. (“Blackrock”). Includes, as of December 31, 2022, 7,934,264 shares beneficially owned, consisting of 7,830,550 shares as to which BlackRock has sole voting power and 7,934,264 shares to which BlackRock has sole dispositive power. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(2)	Based on Schedule 13D/A (Amendment No. 4) filed with the SEC on November 29, 2022 by ORIX. ORIX’s address is World Trade Center Building SOUTH TOWER, 2-4-1 Hamamatsu-cho, Minato-ku, Tokyo, 105-5135, Japan.

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(3)	Based on Schedule 13G/A (Amendment No. 7) filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”). Includes, as of December 31, 2022, 4,826,487 shares beneficially owned, consisting of 60,710 shares as to which Vanguard has shared voting power, 4,719,250 shares as to which Vanguard has sole dispositive power and 107,237 shares as to which Vanguard has shared dispositive power. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Based on Schedule 13G filed with the SEC on January 26, 2023 by Migdal Insurance & Financial Holdings Ltd. (“Migdal”). Includes, as of December 31, 2022, (i) 3,873,926 shares held for members of the public through, among others, provident funds, mutual funds, pension funds and insurance policies, which are managed by direct and indirect subsidiaries of Reporting Person, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, and (ii) 579,569 shares held by companies for the management of funds for joint investments in trusteeship, each of which operates under independent management and makes independent voting and investment decisions, and (iii) 3 shares beneficially held for their own account (Nostro account). Migdal’s address is 4 Efal Street; P.O. Box 3063; Petach Tikva 49512, Israel.
(5)	Includes 294,899 shares of Common Stock underlying SARs.
(6)	Includes 2,525 shares of Common Stock underlying SARs.
(7)	Includes 4,146 shares of Common Stock underlying SARs.
(8)	Includes 5,507 shares of Common Stock underlying SARs.
(9)	Includes 1,893 shares of Common Stock underlying SARs.
(10)	Includes 7,500 shares of Common Stock underlying options and 2,525 shares of Common Stock underlying SARs.
(11)	Includes 93,410 shares of Common Stock underlying SARs and 805 shares of Common Stock underlying RSUs.
(12)	Includes 20,519 shares of Common Stock underlying SARs, 1,285 shares of Common Stock underlying RSUs and 1,538 shares of Common Stock underlying PSUs.
(13)	Includes 16,224 shares of Common Stock underlying SARs and 358 shares of Common Stock underlying RSUs.
(14)	Includes 11,386 shares of Common Stock underlying SARs and 358 shares of Common Stock underlying RSUs.
(15)	Includes 17,053 shares of Common Stock underlying SARs, 1,056 shares of Common Stock underlying RSUs and 1,281 shares of Common Stock underlying PSUs.
(16)	Includes, in the aggregate, 7,500 shares of Common Stock underlying options, 482,251 shares of Common Stock underlying SARs, 4,175 shares of Common Stock underlying RSUs and 2,819 shares of Common Stock underlying PSUs, which are owned by all directors, named executive officers and our other current executive officer, Jessica Woelfel.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act and pursuant to SEC rules and regulations, we are required to hold an advisory stockholder vote to approve the compensation of our named executive officers at least every three years. At our 2017 Annual Meeting of Stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Accordingly, the Company currently intends to hold such votes annually. Although the Board and the Compensation Committee will consider the outcome of the stockholder advisory vote on the frequency of stockholder votes on executive compensation in Proposal 4, we expect that the next such non-binding vote on executive compensation will be held at the Company’s 2024 Annual Meeting of Stockholders.

The present vote to approve the compensation of our named executive officers is advisory and therefore not binding on the Company, our Board or the Compensation Committee. However, participating in such vote is an important mechanism by which our stockholders may convey their views about our executive compensation programs and policies. Our Board and the Compensation Committee value stockholder input on these matters and will consider the results of this advisory vote, among other factors, in making future decisions about executive compensation for our named executive officers.

This vote relates to the compensation of our named executive officers as disclosed in the following sections of this Proxy Statement:

•	the information set forth in “Compensation Discussion and Analysis” on pages 38 to 46, which describes our compensation objectives and the various elements of our compensation program and policies applicable to our named executive officers; and
•	the accompanying tables, narrative disclosures and other information on pages 47 to 57, which describe how we have compensated our named executive officers.

As described in detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly qualified executive officers and to incentivize superior performance. We believe that our executive compensation program directly links executive compensation with our performance and aligns the interests of our executive officers with those of our stockholders.

This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we recommend that our stockholders vote upon the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis’, compensation tables and related narrative discussion, is hereby APPROVED.”

VOTE REQUIRED

Approval of the compensation of our named executive officers on an advisory basis requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING AND ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act and pursuant to SEC rules and regulations, we are required to hold an advisory stockholder vote at least every six years regarding how frequently we should hold the advisory stockholder vote on the compensation of our named executive officers. The last such vote occurred on May 8, 2017, when our stockholders cast the greatest number of votes to hold our advisory stockholder vote to approve the compensation of our named executive officers every year.

While the results of the vote on this Proposal No. 4 are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote when making future decisions about how frequently advisory stockholder votes to approve the compensation of our named executive officers should be held.

After careful consideration, our Board has determined that a vote every year on the compensation of our named executive officers is the best approach for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation. We believe that a one-year frequency is most consistent with the Company’s approach to compensation for the following reasons:

•	We believe that an annual advisory vote on executive compensation will allow our stockholders to provide us with direct input on our compensation philosophy, policies and practices, as disclosed in the annual meeting proxy statement that we file every year.
•	We believe that an annual advisory vote on executive compensation is consistent with our policy of seeking input from our stockholders on matters relating to corporate governance and on our executive compensation philosophy, policies and practices, even though such policy is not required by law.

Accordingly, the following resolution will be submitted for a stockholder vote at the meeting:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, whether the advisory stockholder vote on the compensation of the Company’s named executive officers should occur every one, two or three years.”

VOTE REQUIRED

The frequency that receives the highest number of votes cast will be deemed to be the frequency approved by our stockholders. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE IS HELD TO APPROVE, ON A NON-BINDING AND ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

TABLE OF CONTENTS

EXECUTIVE SUMMARY	38

COMPENSATION GOVERNANCE	40

VIEWS OF OUR STOCKHOLDERS	41

DETERMINATION OF AMOUNTS AND FORMULAS FOR COMPENSATION	41

FISCAL 2023 COMPENSATION	46

This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process and the Fiscal 2022 compensation of our named executive officers (“NEOs”). For 2022, our NEOs were:

DORON BLACHAR	ASSAF GINZBURG	SHLOMI ARGAS	SHIMON HATZIR	OFER BEN YOSEF
Chief Executive Officer	Chief Financial Officer	President and Head of Operations and Products	Executive Vice President—Electricity Segment	Executive Vice President—Energy Storage and Business Development

EXECUTIVE SUMMARY

2022 Highlights

During Fiscal 2022, we successfully executed our strategic plan by expanding our portfolio and improving our operational performance.

Highlights from the year include:

•	revenue growth that was driven by growth in all three of our operating segments;
•	adding 78 megawatts (“MW”) of new generating capacity to our Electricity segment operating portfolio;
•	commencing commercial operations of our CD4 and Tungsten Mountain geothermal power plants;
•	commencing commercial operations of our Wister solar power plant as well as our Steamboat Hills and Tungsten Solar power plants;
•	recovery in our Product segment with considerably higher revenues, improved margins and new product contracts that increased our backlog to pre-Covid-19 levels; and
•	the Company was added to the S&P MidCap 400 Index.

We believe that the Fiscal 2022 compensation of our NEOs appropriately reflects and rewards their significant contributions to the Company’s strong performance during a year that presented unique and unprecedented challenges for our executive team to manage.

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Compensation Objectives and Design

The overall objective of our executive compensation program is to offer short-term, medium-term and long-term compensation elements that enable us to attract, motivate and retain talented executives who contribute to our continued success. Equally important to us is to align the interests of our NEOs with those of our stockholders by designing our executive compensation program to “pay for performance” and to incentivize the creation of stockholder value.

We aim to design executive compensation packages that meet competitive compensation averages for NEOs with similar responsibilities at companies with similar financial and operating characteristics in similar locations. In 2022, we did not benchmark to a particular industry or companies, but we informally considered published data, such as labor indices and compensation surveys, in formulating our executive compensation packages and consulted with compensation consultants in both the United States and Israel.

The key features of our executive compensation program are summarized below.

What We Do	What We Don’t Do
Design key elements of our compensation program to pay based on our financial and operating performance.	Use financial or operational metrics that promote excessive risk-taking.
Use metrics important to our business in our incentive compensation plans and set challenging performance targets.	Provide preferential payments or above-market returns on any deferred compensation plan.
Use a variety of equity award structures, including PSUs, RSUs, and SARs (as well as options historically), to tailor our compensation to our performance.	Provide excessive perquisites to our executive officers.
Regularly evaluate risk in light of our compensation programs.	Allow our executive officers, employees or directors to hedge or pledge our stock.
Cap the amount of our annual incentive pay at reasonable levels.	Re-price underwater options.
Promote long-term focus through multi-year vesting of our equity awards.	Pay tax gross-ups.
Grant PSU awards with a three-year performance period based on challenging relative total stockholder return goals.	Pay out dividends or dividend equivalents on equity awards prior to vesting.
Maintain a formal claw-back policy applicable to our current and former executive officers.	Pay guaranteed bonuses.
Engage an independent compensation consultant.	Provide automatic salary increases.

Compensation Elements

Our executive compensation program consists of three elements, namely, annual salary, annual bonus and equity awards:

Element	Purpose
Annual salary: our short-term element of compensation which is paid monthly	Provide a predictable annual income at a level consistent with the individual contributions of our executive officers
Annual bonuses: our medium-term element of compensation, which are paid annually to our executive officers based on challenging, pre-set performance metrics or other incentive-based considerations	Link our executive officers’ compensation to the Company’s overall annual performance, as well as, in most cases, their individual achievements
Equity awards: our long-term element of compensation, which are typically granted every year	Promote long-term leadership and align the interests of our executive officers with those of our stockholders, while their vesting schedules assist us in retaining our executive officers

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We determine each element individually based on the relevant criteria described in this discussion.

In addition to these main compensation components, our NEOs who are residents of Israel receive, as a function of their salary payments, the standard social benefits (namely, severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel. These social benefits are fixed as a percentage of the NEO’s salary and are not subject to discretionary adjustments. NEOs who are residents of the United States participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to Social Security. We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

COMPENSATION GOVERNANCE

Role of the Compensation Committee

The Compensation Committee, which consists entirely of independent directors, oversees our executive compensation programs and met throughout Fiscal 2022. The Compensation Committee administers our annual cash bonus and long-term equity incentive plans and reviews performance levels relevant to compensation. It also decides the compensation of all named executive officers other than our CEO, seeks to ensure that all executive compensation is fair and aligned with our compensation policy, and makes recommendations to our Board of Directors with respect to the compensation of the CEO and our compensation practices generally. The CEO recuses himself from all Board discussions and decisions on his own compensation.

The Compensation Committee reviews all of the information presented and discusses the recommendations with the CEO and with our compensation consultant. In making decisions regarding pay levels and practices for our named executive officers, the Compensation Committee considers a variety of factors, including:

•	absolute corporate performance relative to our objectives;
•	creation of long-term value for our stockholders and stockholder views on compensation; and
•	feedback from stockholders and proxy advisers as part of outreach efforts.

The duties and responsibilities of the Compensation Committee are laid out in its charter, which can be found on our website, and described above under “How our Board is Organized—Board Committees.”

Role of the Independent Compensation Consultant

As outlined in its charter, the Compensation Committee has the right to retain compensation consultants (and other outside consultants) to provide independent advice to the Compensation Committee. In Fiscal 2022, the Compensation Committee appointed F.W. Cook & Co. (“F.W. Cook”) as an independent outside compensation consultant. During Fiscal 2022, F.W. Cook provided general market data on compensation levels for the Company’s named executive officers, and advice on emerging trends in ESG-related incentive metrics in executive compensation programs. As part of its annual independence assessment during Fiscal 2022 (cited under “—Annual Process” below), the Compensation Committee considered the six factors specified by the SEC in Rule 10C-1 under the Exchange Act and by Section 303A.05 of the NYSE Listed Company Manual to monitor the independence of its compensation consultant, and determined that F.W. Cook's provision of services to the Company did not raise a conflict of interest.

Role of Management

Each year, the CEO provides an assessment of the performance of each named executive officer, other than himself, during the prior year and recommends to the Compensation Committee the compensation to be awarded to each executive officer, which is then determined by the Compensation Committee. The CEO’s recommendations are based on numerous factors including:

•	corporate and individual performance;
•	leadership competencies; and
•	market competitiveness.

The CEO also provides a self-assessment of his achievements for the prior year, which the Compensation Committee reviews and considers when making a recommendation for an appropriate level of compensation for the CEO to the Board for approval. The CEO does not participate in any deliberations regarding his own compensation.

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VIEWS OF OUR STOCKHOLDERS

The Compensation Committee is committed to regularly reviewing, assessing and, when appropriate, adjusting the Company’s compensation programs based on feedback from our stockholders, best practices and compensation trends. At our 2022 Annual Meeting of Stockholders, we received substantial support for our executive compensation program, with approximately 84% of the vote (excluding “broker non-votes”) for the approval of our annual “say-on-pay” proposal. We have ongoing discussions with many of our stockholders regarding our executive compensation program, and the Compensation Committee considers these discussions when reviewing our executive compensation program and will continue to consider stockholder feedback and the results of “say-on-pay” votes when making future decisions. The Compensation Committee believes the results of the fiscal 2022 “say-on-pay” vote convey positive stockholder support for its decisions on annual executive compensation and illustrate that the Company’s executive compensation program is aligned, with our stated compensation philosophy and objectives and thus determined that significant changes to our executive compensation program were not warranted as a result of the outcome of the 2022 “say-on-pay” vote.

DETERMINATION OF AMOUNTS AND FORMULAS FOR COMPENSATION

Annual Salary

Consistent with our objectives with respect to our executive officers, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations. From time to time, the Compensation Committee will undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies. The members of the Compensation Committee also evaluate executive compensation using their accumulated individual knowledge and industry experience, as well as publicly available compensation information with respect to companies that have a similar market capitalization or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry).

In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive officer, and the individual executive officer’s scope of responsibility in relation to other officers and key executives within the Company. Salaries also reflect current practices within the specific geographic region and among executives holding similar positions. In addition to these factors, the annual salary for an executive officer depends on a number of more subjective factors, including our evaluation of the executive’s leadership role, professional contribution, experience and sustained performance.

Following publication of the prior fiscal year’s audited financial statements, the CEO recommends to the Compensation Committee whether and the degree to which salary increases should be awarded to any of the executive officers. The CEO and the Compensation Committee will consider factors such as, but not limited to, the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the individual executive officer’s effectiveness in supporting the Company’s long-term goals. We also consider the contribution to our success of the department of which the executive officer was in charge, as well as our general achievements made within that department and by the executive officer during the prior fiscal year. In 2022, the Compensation Committee increased our NEOs’ base salaries in amounts ranging from less than 1% to 13%, based on market data, job performance and each NEO’s responsibilities for Fiscal 2022. For Fiscal 2022, the base salaries of the NEOs were as follows: for Mr. Blachar, $506,910; for Mr. Ginzburg, $375,748; for Mr. Argas, $352,621; for Mr. Hatzir, $364,965; and for Mr. Ben Yosef, $328,466.

Annual Bonus

Each year, following publication of our financial statements for the prior fiscal year, the Compensation Committee determines and approves the amount of any annual bonus payable to our CEO and, based upon the recommendations of our CEO, reviews and approves the annual bonus payable to our other executive officers.

Annual bonuses for our executive officers are payable in accordance with the Company’s Management Plan. Mr. Blachar’s eligibility for an annual cash bonus under the Management Plan is also governed by additional terms provided in his employment agreement (the “Blachar Employment Agreement”), which are described under “Executive Compensation Tables—Employment Agreements” below.

Management Plan

The Management Plan provides for annual cash bonuses for participating employees based on the achievement of certain performance metrics. At the beginning of each fiscal year, our CEO and the Compensation Committee review the Company’s objectives under the Company’s strategic plan and annual budget, the compensation practices of our peers, and other market data, and the CEO recommends performance metrics, which are measurable financial and operational goals, for the upcoming fiscal year for all executive officers other than himself. These measurable financial and operational goals may be with respect to the performance of the Company on

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a consolidated basis, the performance of the Company in a particular country or region, or the performance of a business unit or operating segment of the Company, including a geographically-based business unit.

After taking into account the CEO’s recommendations, the Compensation Committee establishes (i) Company Performance Metrics (as defined in the Management Plan) applicable to all executive officers, (ii) other quantitative individual performance criteria for each executive officer (the “Individual Performance Metrics”) and (iii) qualitative “CEO Goals” for each executive officer. The “CEO Goals” include certain operational objectives for each executive officer, thus enabling the Compensation Committee to evaluate achievement based on both the executive officer’s individual performance and our overall Company performance during the covered fiscal year. Collectively, the metrics focus on financial and operational performance, our execution of our business plan, the individual performance of the executive officer, certain subjective assessments of the executive leadership and other contributions to and impacts by the executive officer on the Company.

The Compensation Committee sets target levels of achievement under each of such Company Performance Metrics, Individual Performance Metrics and CEO Goals, and assigns a weight to each of these three elements reflecting the contribution of achievement to the total payout. The Compensation Committee has the ability to adjust the targets once they are set for extraordinary events. The Management Plan provides that, unless otherwise determined by the Compensation Committee, for executive officers (other than Mr. Blachar) the Company Performance Metrics may not have a collective weight of less than 50%. For Fiscal 2022, due to the Company’s continued focus on longer term goals (including operating segment growth, leadership development and the pursuit of new business opportunities), the Compensation Committee determined to place greater weight on Individual Performance Metrics and decreased the level of Company Performance Metrics to 40% for NEOs (other than Mr. Blachar). For Mr. Blachar, as dictated by the Blachar Employment Agreement, the Company Performance Metrics and the Individual Performance Metrics must have a collective weight of 75%, and the CEO Goals must have a weight of 25%. The chart below indicates the weight assigned to each of the Company Performance Metric, the Individual Performance Metrics (as a group) and the CEO Goals (as a group) for each NEO for Fiscal 2022.

			Individual
	Company Performance Metrics		Performance
NEO	Revenue	Adjusted EBITDA(1)	Metrics	CEO Goals
Doron Blachar, Chief Executive Officer	22.5%	30%	22.5%	25%
Assaf Ginzburg, Chief Financial Officer	10%	30%	40%	20%
Shlomi Argas, President and Head of Operations and Products	10%	30%	40%	20%
Shimon Hatzir, Executive Vice President, Electricity Segment	10%	30%	40%	20%
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	10%	30%	40%	20%
(1)	Adjusted EBITDA, as reported on our financial results, is defined as net income before interest, taxes, depreciation, amortization, and accretion, adjusted for (i) mark-to-market gains or losses from accounting for derivatives, (ii) stock-based compensation, (iii) merger and acquisition transaction costs, (iv) gain or loss from extinguishment of liabilities, (v) cost related to a settlement agreement, (vi) non-cash impairment charges, (vii) write-off of unsuccessful exploration activities, and (viii) other unusual or non-recurring items, including, for Fiscal 2022, impairment of long-lived assets, reversal of a contingent liability related to a business combination transaction, and a make-whole premium related to long-term debt prepayment.

The Company Performance Metrics for Fiscal 2022 were revenue and Adjusted EBITDA, with targets for all NEOs of $771 million and $443 million, respectively. The Individual Performance Metrics for Fiscal 2022 were specific to each NEO’s role at the Company, and included items such as income before income taxes, net income, Electricity and Product segment revenue, Electricity and Energy Storage segment EBITDA, Product segment gross margin, Product backlog, Energy Storage segment growth, targeted operational goals, reporting compliance, and capital expenditures. CEO Goals for Fiscal 2022 related to, among other things, managing and operating our Company, human capital management, impact on social and environmental responsibility initiatives, and M&A activity.

Finally, in addition to determining pre-set performance metrics and weights for each such metric, the Compensation Committee establishes threshold and maximum bonus opportunities for each executive officer, based on base salary. For all NEOs other than Mr. Blachar, the Compensation Committee set threshold and maximum bonus opportunities for Fiscal 2022 under the Management Plan at approximately 10% and 75%, respectively, of the NEOs’ base salaries. There is no target bonus opportunity for the NEOs other than Mr. Blachar. For Mr. Blachar, the Compensation Committee set his threshold, target and maximum bonus opportunities for Fiscal 2022 at 100%, 100% and approximately 117% (i.e., two months extra of base salary), respectively, of his base salary. For more information on threshold, target and maximum bonus opportunities, see “Executive Compensation Tables—Grants of Plan-Based Awards in 2022.”

Bonus payouts are determined based on the level of actual achievement for each goal under the Management Plan. Achievement is assessed stringently but holistically. For the CEO’s bonus, if the actual results exceed the target of one metric, it can offset the other metrics. If the level of achievement of a Company Performance Metric falls between the levels corresponding to a threshold and maximum bonus, bonus payout is based on a linear interpolation between the threshold and maximum bonus amounts. Mr. Blachar’s maximum bonus opportunity is achievable only if the net income metric set for him (under the

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Individual Performance Goals) exceeds its target. Regardless of other performance, no bonus is paid under the Management Plan for any fiscal  year, unless the Company’s net income for such fiscal year is positive.

The chart below indicates the actual achievements under each element of the Management Plan for each NEO in Fiscal 2022, based on our Company’s and the NEOs’ individual performance as described in more depth following the chart.

			Individual
	Company Performance Metrics		Performance
NEO	Revenue	Adjusted EBITDA	Metrics	CEO Goals
Doron Blachar, Chief Executive Officer	52%	84%	95%	100%
Assaf Ginzburg, Chief Financial Officer	71%	84%	92%	100%
Shlomi Argas, President and Head of Operations and Products	71%	74%	47%	100%
Shimon Hatzir, Executive Vice President, Electricity Segment	71%	74%	69%	100%
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	71%	74%	89%	100%

For the Company Performance Metrics applicable to all NEOs, the Compensation Committee considered the following financial results for Fiscal 2022:

Company Performance Metric	Target	Actual
Revenue	$771 million	$734.1 million
Adjusted EBITDA	$443 million	$435.5 million

In assessing the level of achievement on the Individual Performance Goals and the CEO Goals under the Management Plan for Fiscal 2022, the Compensation Committee reviewed a number of factors. For Mr. Blachar, whose targets within the Individual Performance Goals included net income of $90.7 million and income before income taxes of $134 million, the Compensation Committee considered actual adjusted net income above target of $103.3 million and actual adjusted income before income taxes of $129.4 million, in each case primarily excluding the non-cash impairment charge from our Brawley geothermal power plant. For the other NEOs, the Compensation Committee considered, among other things, net income, individual segment revenue and gross margin, and electricity generation results as compared to the targets. With respect to the CEO Goals, the Compensation Committee determined that each of the NEOs should receive 100% of the qualitative CEO Goals component of his bonus in light of the Company’s achievements with respect to, among other things:

•	the Company met and exceeded financial targets despite operational, supply chain, and labor challlenges;
•	the Company experienced meaningful growth in each operating segment;
•	the Company signed two long-term power purchase agreements;
•	the Company’s sucessful employment retention programs and enhanced focus on leadership development;
•	ESG-related metrics, including the publication of new ESG policies, reduced carbon footprint with respect to Scope 1 and 2 emissions, and increased disclosure and transparency of Scope 3 emissions; and
•	diversity, equity and inclusion, including increased diversity in senior management, such that more than 30% of Vice President level employees as of Fiscal 2022 were women, and greater representation of local communities among senior management at our plants, such that all senior management at our power plants were hired from local communities.

The chart below indicates, for each of our NEOs, after linear interpolation, the amount of the bonus earned and paid out to him, expressed as a percentage of the maximum bonus amount:

NEO	% of Award Paid Out
Doron Blachar, Chief Executive Officer	85%
Assaf Ginzburg, Chief Financial Officer	86%
Shlomi Argas, President and Head of Operations and Products	68%
Shimon Hatzir, Executive Vice President, Electricity Segment	77%
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	85%

Accordingly, Messrs. Blachar, Ginzburg, Argas, Hatzir and Ben Yosef received bonus payouts of $510,000, $249,600, $181,500, $211,100 and $211,000, respectively, under the Management Plan in respect of the level of performance achieved with respect to the Company Performance Metrics, Individual Performance Metrics and CEO Goals, as described above.

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Other Bonuses

The Compensation Committee also has the authority to make discretionary bonuses to any one or more Management Plan participants during any fiscal year, as the Compensation Committee determines in its discretion is appropriate and in the best interests of the Company. Such discretionary bonuses, which may be awarded in special circumstances, may be based upon the Management Plan participant’s individual performance or achievement of individual goals, certain subjective assessments of the Management Plan participant’s leadership, other contributions to the Company, as well as expected future contributions to the Company. For Fiscal 2022, the Compensation Committee granted a discretionary bonus to Mr. Argas of $18,500 based on his achievements in successfully managing the Company’s implementation of new enterprise resource planning software.

Equity Awards

We are committed to long-term incentive programs for our executive officers that promote the long-term growth of the Company and align the interests of our executive officers with those of our stockholders. The determination of the total amount of annual equity awards that may be awarded to our employees in a particular year is determined in a similar manner to our annual bonuses under the Management Plan.

We have historically granted equity awards to our executive officers and other employees every other year. In 2020, we granted equity awards to our executive officers, introducing performance stock units (“PSUs”) to our executive officers’ equity mix, and we made no equity grants in 2021. However, in 2022, the Compensation Committee recommended, and the Board approved, a change under our executive compensation program whereby equity awards are granted on an annual, rather than biannual, basis, beginning in Fiscal 2022, to bring our executive compensation more in line with market norms and reinforce our pay for performance culture.

We make equity awards following the publication of our financial results for the preceding year and our Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees. This amount is typically between 0.5% and 1% of the outstanding shares of Common Stock of the Company per year. Within one month after the Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees, including our executive officers, our CEO recommends to the Compensation Committee the particular amount of equity awards to be made to each of the executive officers after consideration of a variety of factors, including the Company’s performance and relative stockholder return, the expected contribution of the executive officers to the Company’s growth and success, awards granted to the executive officers in past years and certain survey and other market data regarding the compensation practices of our peers. These factors are not assigned any particular weight, and the Compensation Committee does not use a formula to apply these factors in determining the number of equity awards to be made to each of our executive officers. Instead, the Compensation Committee uses its judgment and experience in considering these factors to determine the appropriate number of equity awards to be granted to each of our executive officers for each fiscal year to ensure there is a strong link between our executive officers’ compensation and performance and alignment of their interests with those of our stockholders. All equity awards are made pursuant to the Company’s 2018 Incentive Compensation Plan, as amended (the “2018 ICP”).

In 2022, the Compensation Committee recommended, and the Board approved, certain changes to the equity compensation target allocation mix for Fiscal 2022. Under this framework, our NEOs are able to receive equity incentive compensation weighted towards performance-based awards, with a target allocation mix of one-half PSUs, one-quarter restricted stock units (“RSUs”) and one-quarter SARs, calculated based on percentage of total grant date fair value for all grants (assuming a payout at the probable outcome level for PSUs). In Fiscal 2022, we made equity grants to our NEOs consisting of 50% PSUs, 25% RSUs and 25% SARs. The Fiscal 2022 RSU, PSU and SAR awards vest over four years, with 25% vesting on each anniversary of the grant date. In addition, in Fiscal 2022, the Compensation Committee approved additional RSU grants to Messrs. Ginzburg and Hatzir consisting of 1,000 shares and 1,500 shares, respectively, to reward them for their extraordinary efforts, that vest 33% on the second anniversary of the date of grant and 67% on the third anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting and is valued on the date of grant based on the closing price of our Common Stock on the next business day following the date of grant. Upon exercise, all SARs will be paid in shares of our Common Stock with a value equal to (a) the number of shares underlying the SARs that are being exercised, multiplied by (b) the excess (if any) of (i) the market price of a share of Common Stock on the date the SAR is exercised, over (ii) the exercise price specified in the SAR.

PSUs are paid out based on the Company’s achievement of three-year relative total stockholder return (“relative TSR”) compared to companies in the S&P 500 index. The Compensation Committee chose relative TSR as the performance metric due to its common use among peers and its emphasis on driving stockholder value within an investment portfolio. The performance metrics are as follows:

Three-year relative TSR	PSUs earned*
75th percentile and above	150% (maximum)
55th percentile	100% (target)
35th percentile	50% (threshold)
Below 35th percentile	0%
*	Subject to linear interpolation.

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Additionally, where three-year relative TSR is negative, regardless of performance relative to our peers, the PSU payout will be capped at 100% of target. PSUs will vest ratably over four years (25% on each of the one, two, three and four year anniversaries of the date of grant), based on a three-year performance period. Although PSUs will vest based on continued service in years one and two, no PSUs will actually be earned or paid until completion of the three-year performance period, and the ability to exercise the PSUs will not begin to occur until after year three.

In 2023, the Compensation Committee recommended, and the Board approved, changes to the mix of equity awards, and performance metrics applicable to our PSUs for equity awards granted in the fiscal year ending December 31, 2023 (“Fiscal 2023”). For more information, see “Fiscal 2023 Compensation.”

Other Compensation

We generally provide to our CEO and other executive officers the same benefits that we provide to all employees, including certain retirement benefits, health and welfare benefits, and other benefits. In addition, our executive officers are provided with certain additional benefits that are intended to be competitive with the practices of similar companies in our industry and the regions in which we operate. Benefit plans and perquisites are intended to supplement cash compensation and often involve non-monetary rewards, coverage of certain business-related expenses, insurance, pension and savings plans and other deferred monetary savings. These benefits and perquisites may vary depending on geographic location and other circumstances. Global, regional and local units may develop their own benefit plans and procedures, consistent with our principles and guidelines and subject to any required Company approvals. Benefits and perquisites may include, in addition to benefits that are mandated by applicable law and/or generally provided to other employees (including related costs and expenses): car, transportation and accommodations; telecommunication devices; media and computer equipment and expenses; medical insurance; travel and relocation (including family-related expenses, such as tuition and commuting); and life and medical insurance and benefits (including for executive officers’ families). Each of our named executive officers is also party to an employment agreement with Ormat Systems, one of the Company’s subsidiaries organized in Israel, that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees under Israeli law, covering matters such as vacation, health and other benefits. For more information, see, in “Executive Compensation Tables.”

Retirement and Other Local Benefits

Israel

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause (and other circumstances as defined under Israeli law). We make monthly contributions on behalf of our Israel-based executive officers to a pension plan, known as a management insurance plan, or to a pension fund. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of the monthly salary to the pension component (including disability insurance) and 8.33% of the monthly salary to the severance component and the employee contributes an amount between 6% and 7% of salary to the pension component. Our CEO is entitled to similar contributions on behalf of the Company as pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions. Generally, in addition, our Israel-based NEOs are entitled to participate in an education fund plan (the “Education Fund”), pursuant to which each executive officer who participates in the plan contributes an amount equal to 2.5% of their monthly salary to the Education Fund and the Company 7.5% of their monthly salary to the Education Fund up to a certain sum. For more information, see, in “Executive Compensation Tables.”

The United States

In the United States we provide various defined contribution plans for the benefit of our U.S.-based executive officers. Under these plans, contributions are based on specified percentages of pay.

Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the Summary Compensation Table set forth below.

Other Policies

Claw-back Policy: We adopted a claw-back policy in 2020, covering each of our current and former executive officers (“Covered Person”). The policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee may seek reimbursement of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the Covered Person or effect cancellation of previously-granted equity awards to the extent the compensation was based on erroneous financial data and exceeded what would have been paid to the Covered Person under the restatement. In addition, the Compensation Committee may seek reimbursement of such incentive compensation to the extent a Covered Person has committed a material violation of the Company’s Code of Business Conduct and Ethics or a material violation of law within the scope of employment with the Company or any subsidiary or has engaged in conduct resulting in direct financial harm to the Company (collectively, the “Detrimental Conduct”). Recovery applies to any such excess cash- or equity-based incentive compensation received by any Covered Person during the two completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement

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or the date on which the Covered Person first, to the Company’s knowledge, committed the Detrimental Conduct triggering this policy. Once the NYSE promulgates final rules for required claw-back policies, the Company intends to review its claw-back policy and, if necessary, amend such policy to comply with the new mandates.

Anti-Hedging and Anti-Pledging Policies: Our insider trading policy prohibits, without exception, our executive officers, employees and directors from engaging in speculative transactions designed to decrease the risks of holding Company securities, such as short sales of Company securities and transactions in puts, calls, publicly-traded options and other derivative securities with respect to Company securities. The policy also forbids all of our executive officers, employees and directors from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow such individuals to continue to own Company securities without the full risks and rewards of ownership. In addition, our executive officers, employees and directors are prohibited, without exception, from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

FISCAL 2023 COMPENSATION

In the first quarter of Fiscal 2023, the Compensation Committee conducted its annual executive compensation review and approved the compensation of our NEOs for the year. The Compensation Committee considered, among other factors, our strategic plans for growth and expansion, our corporate performance, our NEOs’ individual performance, and market data provided by F.W. Cook.

The Compensation Committee increased the value of equity awards granted to our NEOs for Fiscal 2023 under the 2018 ICP in amounts ranging from 25% to 100%, and approved 10% increases to our CEO’s and CFO’s base salaries, based on market data, job performance and each NEO’s responsibilities for Fiscal 2022.

In addition, the Compensation Committee recommended, and the Board approved, a change under our executive compensation program whereby the Company adjusted the mix of equity grants to be granted in Fiscal 2023 such that equity awards shall be comprised of approximately 60% PSUs and 40% RSUs and will not include any SARs. In addition, the performance metrics applicable to PSUs granted in Fiscal 2023 will be comprised of approximately 50% relative TSR and 50% will be based on capacity targets in Megawatts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management and based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement relating to our 2023 Annual Meeting of Stockholders.

Submitted by the members of the Compensation Committee of the Company’s Board.

Dafna Sharir, Chair
Michal Marom
Hidetake Takahashi

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth, for the periods required to be disclosed under SEC rules, the total compensation of our (i) CEO, (ii) CFO and (iii) three most highly compensated executive officers, other than our CEO and CFO, who were serving as executive officers as of December 31, 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Doron Blachar Chief Executive Officer	2022	506,910	—	675,000	225,000	510,000	140,249	(6)	2,057,159
	2021	506,886	70,000	—	—	365,000	132,801		1,074,687
	2020	437,474	—	750,000	750,000	355,000	113,289		2,405,763
Assaf Ginzburg Chief Financial Officer	2022	375,748	—	445,000	125,000	249,600	87,441	(7)	1,282,789
	2021	355,759	29,000	—	—	145,000	88,659		618,418
	2020	223,979	35,000	450,000	450,000	141,000	45,214		1,345,193
Shlomi Argas President and Head of Operations and Products	2022	352,621	18,500	300,000	100,000	181,500	101,479	(8)	1,054,100
	2021	323,015	—	—	—	120,000	94,705		537,720
	2020	301,583	13,000	375,000	375,000	123,000	104,821		1,292,404
Shimon Hatzir Executive Vice President, Electricity Segment	2022	364,965	—	400,000	100,000	211,100	98,431	(9)	1,174,496
	2021	324,392	—	—	—	126,000	113,357		563,749
Ofer Ben Yosef Executive Vice President, Energy Storage and Business Development	2022	328,466	—	300,000	100,000	211,000	83,049	(10)	1,022,515
	2021	318,079	11,000	—	—	119,000	85,161		533,240
(1)	The “Bonus” column reflects the discretionary cash bonus that certain members of management received for performance in 2022.
(2)	The “Stock Awards” column reflects the dollar amounts that represent the aggregate grant date fair value of the applicable equity awards computed in accordance with FASB ASC Topic 718 (“Topic 718”). For a summary of the assumptions made in the valuation of the awards, please see Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2022. $225,000, $195,000, $100,000, $200,000 and $100,000 represent the grant date fair value of all RSU awards to each of Messrs. Blachar, Ginzburg, Argas, Hatzir and Ben Yosef, respectively, which are calculated in accordance with the accounting standards for share-based compensation using Ormat’s closing stock price on the next day of business following the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting. The “Stock Awards” column above also reflects the $450,000, $250,000, $200,000, $200,000 and $200,000 grant date fair values of the target number of PSUs for each of Messrs. Blachar, Ginzburg, Argas, Hatzir and Ben Yosef, respectively, that were eligible to vest based on our relative TSR performance goals, which for accounting purposes is based on the probable outcome (determined as of the grant date) of the performance-based condition applicable to the grant. Assuming the maximum level of performance achievement for the 2022 PSUs, which is 150% of target, the aggregate values of PSUs for our NEOs in 2022 are $1,023,498, $568,629, $454,869, $454,869 and $454,869 for each of Messrs. Messrs. Blachar, Ginzburg, Argas, Hatzir and Ben Yosef, respectively.
(3)	Represents the grant date fair value of SARs computed in accordance with Topic 718. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised. The fair value of each grant of stock-based awards on the date of grant is estimated using the Complex Lattice, Tree-based Option-Pricing model and the assumptions noted in the following table.

	Years Ended December 31,
	2022	2021	2020
Risk-free interest rates	1.7%	0.7%	0.4%
Expected lives (in weighted average years)	5.3	3.8	5.8
Dividend yield	0.7%	0.6%	0.6%
Expected volatility (weighted average)	34.6%	36.7%	28.8%
Weighted average forfeiture rate	10.2%	6.1%	8.2%

The expected lives represents the period that our stock-based awards are expected to be outstanding. In the absence of enough historical information, the expected lives were determined using the simplified method giving consideration to the contractual term and vesting schedule. The dividend yield forecast is expected to be 20% of our annual net profits, which is equivalent to a 0.7% yearly weighted average dividend rate in the year ended December 31, 2022. The risk-free interest rate was based on the yield from U.S. constant treasury maturities bonds with an equivalent term. The forfeiture rate is based on trends in actual stock-based awards forfeitures.

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(4)	The “Non-Equity Incentive Plan Compensation” column reflects the amount of any cash awards granted under the Management Plan to the NEOs. These amounts reflect cash awards earned for 2022 performance, which were paid in 2023. For more information, see “—Determination of Amounts and Formulas for Compensation—Annual Bonus” above.
(5)	Car-related expenses included in this column include also gas, maintenance and insurance, which are perquisites customary in Israel and are provided by the Company in amounts that are customary and prevalent among Israeli companies in comparable industries.
(6)	Includes severance and pension contributions as required by Israeli law in the amount of $79,686; payments of car-related expenses in the amount of $42,017; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.
(7)	Includes severance and pension contributions as required by Israeli law in the amount of $58,354; payments of car-related expenses in the amount of $10,716; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.
(8)	Includes severance and pension contributions as required by Israeli law in the amount of $54,762; payments of car-related expenses in the amount of $28,803; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.
(9)	Includes severance and pension contributions as required by Israeli law in the amount of $55,512; payments of car-related expenses in the amount of $15,839; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.
(10)	Includes severance and pension contributions as required by Israeli law in the amount of $51,011; payments of car-related expenses in the amount of $14,002; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.

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GRANTS OF PLAN-BASED AWARDS IN 2022

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2022:

			Estimated Future Payouts Under Non-Equity Incentive Plan Compensation(1)				Estimated Future Payouts Under Equity Incentive Plan Compensation		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Doron Blachar		Annual Cash Bonus: Management Plan	513,702	513,702	599,320
	3/1/22(3)	PSUs				2,987	5,974	8,961				$450,000
	3/1/22(4)	RSUs							3,219			$225,000
	3/1/22(5)	SARs								9,903	$71.15	$225,000
Assaf Ginzburg		Annual Cash Bonus: Management Plan	38,690	—	290,770
	3/1/22(3)	PSUs				1,660	3,319	4,979				$250,000
	3/1/22(4)	RSUs							1,789			$125,000
	3/1/22(4)	RSUs							1,000			$70,000
	3/1/22(5)	SARs								5,502	$71.15	$125,000
Shlomi Argas		Annual Cash Bonus: Management Plan	35,595	—	266,960
	3/1/22(3)	PSUs				1,328	2,655	3,983				$200,000
	3/1/22(4)	RSUs							1,431			$100,000
	3/1/22(5)	SARs								4,401	$71.15	$100,000
Shimon Hatzir		Annual Cash Bonus: Management Plan	36,848	—	276,360
	3/1/22(3)	PSUs				1,328	2,655	3,983				$200,000
	3/1/22(4)	RSUs							1,431			$100,000
	3/1/22(4)	RSUs							1,500			$100,000
	3/1/22(5)	SARs								4,401	$71.15	$100,000
Ofer Ben Yosef		Annual Cash Bonus: Management Plan	33,163	—	248,721
	3/1/22(3)	PSUs				1,328	2,655	3,983				$200,000
	3/1/22(4)	RSUs							1,431			$100,000
	3/1/22(5)	SARs								4,401	$71.15	$100,000

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(1)	Represents the threshold, target (if applicable) and maximum cash payout opportunities for Fiscal 2021 under the Management Plan. Other than for Mr. Blachar, there is no target for cash payout opportunities for our NEOs. For a further discussion of the payout opportunities, see “Compensation Discussion and Analysis—Determination of Amounts and Formulas for Compensation—Annual Bonus—Management Plan.”
(2)	Represents the aggregate grant date fair value computed in accordance with Topic 718. For a summary of the assumptions made in the valuation of the awards, please see Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2022.
(3)	Represents the shares of Common Stock underlying PSUs granted to certain of our NEOs under our 2018 ICP in 2022. The PSUs will be earned based on our relative TSR performance over a certain amount of time. We discuss these awards under the heading “Compensation Discussion and Analysis – Determination of Amounts and Formulas for Compensation– Equity Awards”. The amounts disclosed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the number of shares of Common Stock issuable assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Compensation Committee for these PSUs over the performance period.
(4)	Represents shares of our Common Stock underlying RSUs granted under our 2018 ICP in 2022. We discuss these awards under the heading “Compensation Discussion and Analysis – Determination of Amounts and Formulas for Compensation– Equity Awards”.
(5)	Represents the shares of Common Stock underlying SARs granted to certain of our NEOs under our 2018 ICP in 2022. We discuss these awards under the heading “Compensation Discussion and Analysis – Determination of Amounts and Formulas for Compensation – Equity Awards”.

EMPLOYMENT AGREEMENTS

The following are descriptions of the material terms of the employment agreements of our NEOs, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and under the heading “Grants of Plan-Based Awards” above. With respect to severance benefits, this section describes such benefits as of December 31, 2022. In February 2023, our Compensation Committee adopted a new severance plan, which supersedes the severance-related terms of the employment agreements of those NEOs who elect to participate. For more information, see “Potential Payments Upon Termination or Change in Control—Adoption of Severance Plan.”

General

Each of Mr. Blachar, our CEO, Mr. Ginzburg, our CFO, Mr. Argas, our President and Head of Operations and Products, Mr. Hatzir, our Executive Vice President, Electricity Segment, and Mr. Ben Yosef, our Executive Vice President, Business Development and Sales, is employed by Ormat Systems, one of the Company’s subsidiaries that is organized in Israel.

Each of Mr. Blachar, Mr. Ginzburg, Mr. Argas, Mr. Hatzir and Mr. Ben Yosef is party to an employment agreement with Ormat Systems that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees under Israeli law, covering matters such as vacation, health, and other benefits.

Doron Blachar

In connection with Mr. Blachar’s appointment as CEO, Mr. Blachar entered into an amended and restated employment agreement with the Company and Ormat Systems, dated July 2, 2020 (the “Blachar Employment Agreement”). Pursuant to the Blachar Employment Agreement, Mr. Blachar is entitled to receive a gross monthly salary of NIS 135,000, which salary is linked to changes in the cost of living index in Israel. He is eligible to receive an annual cash bonus in a target amount equal to 12 monthly salaries, but not to exceed $500,000, based on criteria established by the Company, and to receive grants of future equity awards, subject to the terms and conditions of the equity incentive plan and the award agreement. The Blachar Employment Agreement also covers matters such as the Company’s management insurance plan or pension fund (to which Ormat Systems is to contribute a percentage of Mr. Blachar’s salary), contributions by the Company to an education fund and use of a Company-leased car.

In the event that within two months prior to, or 12 months following, the occurrence of a “Change of Control” (as defined in the Blachar Employment Agreement), Mr. Blachar’s employment is terminated by the Company other than for “Cause” or he resigns for “Good Reason” (each as defined in the Blachar Employment Agreement), all of his outstanding RSUs and PSUs will immediately vest, with performance-based equity awards vesting based on target level of performance.

Under the Blachar Employment Agreement, either party may terminate the employment relationship upon six months’ prior written notice or, in the event of a termination for Cause, immediately. In the event Mr. Blachar’s employment is terminated by the Company without Cause, or he resigns within two months before, or 12 months following, the consummation of a Change of Control, Mr. Blachar will be entitled to an extension of his notice period from six months to 12 months. The Company may determine not to take advantage of the full notice period and may terminate Mr. Blachar’s employment at any time during such notice period. In the event of such termination, the Company will pay to Mr. Blachar his salary and other related benefits due to him during the notice period. In the event of a termination of employment other than a termination for Cause occurring prior to July 1, 2022, the Company will pay Mr. Blachar an amount equal to six times his monthly salary. In addition, in the event of a termination of Mr. Blachar’s employment other than for “Cause,” he is eligible to receive (i) an amount equal to the difference between (x) the product of his last month’s salary by the term of his employment and (y) the sums accumulated under his pension and/or manager insurance on account of his severance pay, including any profits and differentials, and (ii) a pro-rata portion of his annual cash bonus based on the number of months he was actually employed at the Company in such fiscal year. The Blachar Employment Agreement provides that the post-employment restrictive covenants set forth in his initial employment agreement with the Company, dated January 6, 2013, will continue to remain in effect (“Prior Employment Agreement”). Under his Prior Employment Agreement, Mr. Blachar is subject to certain non-competition and non-solicitation provisions for a period of 12 months following his termination of employment.

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Assaf Ginzburg

In connection with his appointment as CFO, Mr. Ginzburg entered into an employment agreement with Ormat Systems, dated May 10, 2020 (the “Ginzburg Employment Agreement”). Pursuant to the Ginzburg Employment Agreement, Mr. Ginzburg is entitled to receive a gross monthly salary of NIS 95,000, which salary is linked to changes in the cost of living index in Israel, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ginzburg Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health and other benefits, including subject to Mr. Ginzburg’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems will contribute a percentage of Mr. Ginzburg’s salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

In addition, under the Ginzburg Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ginzburg Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ginzburg’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ginzburg his salary and other related benefits due to him during the notice period. In addition, in the event of a termination of employment not for Cause, Mr. Ginzburg will be eligible to receive a pro-rata portion of his annual bonus for the year of termination.

The Ginzburg Employment Agreement contains non-competition and non-solicitation provisions that are designed to restrict Mr. Ginzburg from the following activities for a period of 12 months following his termination of employment: (i) holding an interest (other than a minority interest in a public company) in a competitive business; (ii) engaging in activities competitive with the business; (iii) soliciting any employee of the Subsidiary and its affiliates; and (iv) soliciting any customers (the “Restrictive Covenants”).

Shlomi Argas

Mr. Argas entered into an employment agreement with Ormat Systems, dated November 1, 2017 (the “Argas Employment Agreement”), pursuant to which Mr. Argas is entitled to receive a gross monthly salary of NIS 85,000, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Argas Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health and other benefits, including subject to Mr. Argas’ election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems will contribute a percentage of Mr. Argas’ salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

In addition, under the Argas Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Argas Employment Agreement), immediately. Under the Argas Employment Agreement, Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Argas’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Argas his salary and other related benefits due to him during the notice period. In addition, in the event of a termination for any reason, Mr. Argas will be entitled to payment of any unpaid annual bonus in respect of a prior year and will be eligible to receive a pro-rata portion of his annual bonus for the year of termination.

In the event of a “Change of Control” (as defined in the Argas Employment Agreement), all of Mr. Argas’s outstanding equity awards will immediately vest. The Argas Employment agreement also contains the Restrictive Covenants.

As previously disclosed, Mr. Argas is expected to transition out of his role as President and Head of Operations and Products of the Company, effective July 1, 2023, and remain employed as a senior consultant to the Company’s management, where he will continue supporting various strategic, sales, business development and operational efforts. Mr. Argas’s decision is part of his longer-term personal plan to eventually retire.

Prior to July 1, 2023, Mr. Argas and Ormat Systems intend to enter into an amendment to the Argas Employment Agreement governing his new role. Under the amendment, the Company expects that Mr. Argas will serve part-time at 30% capacity, will be entitled to a gross monthly salary of approximately NIS 34,000 (subject to cost-of-living adjustments), will be entitled to an annual bonus at the discretion of our Chief Executive Officer (provided, however, that consistent with the Argas Employment Agreement, any total bonus for Fiscal 2023 will reflect a pro-rata portion of the bonus payable under the Management Plan to Mr. Argas as President and Head of Operations and Products of the Company), and will not be entitled to future equity grants unless otherwise decided by Ormat Systems. Additionally, the Company anticipates that once finalized, the amendment to the Argas Employment Agreement will provide that either party may terminate the agreement upon four months’ prior written notice, except that Ormat Systems may not terminate Mr. Argas’s employment before March 31, 2025, except for “Cause” (as defined in the Argas Employment Agreement).

Shimon Hatzir

Mr. Hatzir entered into an employment agreement with Ormat Systems on October 1, 2018 (the “Hatzir Employment Agreement”), pursuant to which Mr. Hatzir is entitled to receive a gross monthly salary of NIS 77,000, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Hatzir Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Hatzir’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat

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Systems will contribute a percentage of Mr. Hatzir’s salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

In addition, under the Hatzir Employment Agreement, either party may terminate the employment relationship upon two months’ prior written notice or, in the event of termination for “Cause” (as defined in the Hatzir Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Hatzir’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Hatzir his salary and other related benefits due to him during the notice period. Following the notice period, subject to his release of any claims against Ormat Systems, Mr. Hatzir will be entitled to receive his salary and all social benefits for an additional four months. The Hatzir Employment Agreement contains the Restrictive Covenants.

Ofer Ben Yosef

Mr. Ben Yosef entered into an employment agreement with Ormat Systems in April 2020 (the “Ben Yosef Employment Agreement”), pursuant to which Mr. Ben Yosef is entitled to receive a gross monthly salary of NIS 85,000, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ben Yosef Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Ben Yosef’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems is to contribute a percentage of Mr. Ben Yosef’s salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

In addition, under the Ben Yosef Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ben Yosef Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ben Yosef’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ben Yosef his salary and other related benefits due to him during the notice period. The Ben Yosef Employment Agreement contains the Restrictive Covenants.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2022:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercis- able		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(22)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(23)
Doron Blachar	November 7, 2017	68,252	(1)	—		63.35	November 7, 2023	—		—	—		—
	July 1, 2020	22,682		22,683	(2)	63.40	July 1, 2026	—		—	—		—
	July 1, 2020	—		—		—	—	3,010	(3)	260,305
	July 1, 2020	—		—		—	—	—		—	3,270	(4)	282,790
	March 1, 2022	9,903	(5)	—		71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	March 1, 2028	3,219	(6)	278,379	—		—
	March 1, 2022	—		—		—	March 1, 2028	—		—	5,974	(7)	516,632
Assaf Ginzburg	May 12, 2020	12,672		12,762	(8)	68.34	May 12, 2026	—		—	—		—
	May 12, 2020	—		—		—	—	1,675	(9)	144,854	—		—
	May 12, 2020	—		—		—	—	—		—	1,538	(10)	133,006
	March 1, 2022	5,502	(5)	—		71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	March 1, 2028	1,789	(6)	154,713	—		—
	March 1, 2022	—		—		—	March 1, 2028	1,000	(22)	86,480	—		—
	March 1, 2022	—		—		—	March 1, 2028	—		—	3,319	(7)	287,027

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		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercis- able		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(22)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(23)
Shlomi Argas	November 7, 2017	4,720	(11)	—		63.35	November 7, 2023	—		—	—		—
	June 15, 2020	10,404		10,404	(12)	69.14	June 15, 2026	—		—	—		—
	June 15, 2020	—		—		—	—	1,380	(13)	119,342	—		—
	June 15, 2020	—		—		—	—	—		—	1,443	(14)	124,791
	March 1, 2022	4,401	(5)	—		71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	March 1, 2028	1,431	(6)	123,753	—		—
	March 1, 2022	—		—		—	March 1, 2028	—		—	2,655	(7)	229,604
Shimon Hatzir	June 15, 2020	10,000		10,000	(15)	69.14	June 15, 2026	—		—	—		—
	December 31, 2020	286		287	(16)	90.28	December 31, 2026	—		—	—		—
	December 31, 2020	—		—		—	—	1,051	(17)	90,890	—		—
	December 31, 2020	—		—		—	—	—		—	976	(18)	84,404
	March 1, 2022	4,401	(5)	—		71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	March 1, 2028	1,431	(6)	123,753	—		—
	March 1, 2022	—		—		—	March 1, 2028	1,500	(22)	129,720	—		—
	March 1, 2022	—		—		—	March 1, 2028	—		—	2,655	(7)	229,604
Ofer Ben Yosef	May 12, 2020	10,635	(19)	10,636		68.34	May 12, 2026
	May 12, 2020	—		—		—	—	1,396	(20)	120,726	—		—
	May 12, 2020	—		—		—	—	—		—	1,281	(21)	110,781
	March 1, 2022	4,401	(5)	—		71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	March 1, 2028	1,431	(6)	123,753	—		—
	March 1, 2022	—		—		—	March 1, 2028	—		—	2,655	(7)	229,604
(1)	Represents SARs which vested and became 25% on each of the first, second, third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(2)	Represents SARs which began to vest and become exercisable on the second anniversary of the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(3)	Represents RSUs which vested 50% on the second anniversary of the grant date, and will vest 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(4)	Represents the number of PSUs that were eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2022, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs vested 50% on the second anniversary of the grant date and will vest 25% on each of the third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each PSU represents the right to receive one share of Common Stock upon vesting.
(5)	Represents SARs which will vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(6)	Represents RSUs which will vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(7)	Represents the number of PSUs that were eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2022, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs will vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Each PSU represents the right to receive one share of Common Stock upon vesting.

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(8)	Represents SARs which began to vest and become exercisable on the second anniversary of the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(9)	Represents RSUs which vested 50% on the second anniversary of the grant date and will vest 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(10)	Represents the number of PSUs that were eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2022, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs vested 50% on the second anniversary of the grant date and will vest 25% on each three and four year anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each PSU represents the right to receive one share of Common Stock upon vesting.
(11)	Represents SARs which begin to vest on the second anniversary of the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(12)	Represents SARs which vested and become exercisable 50% on the second anniversary of the grant date and will vest 25% on each three- and four-year anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(13)	Represents RSUs which vested 50% on the second anniversary of the grant date, and will vest 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(14)	Represents the number of PSUs that were eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2022, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs vested 50% on the second anniversary of the grant date and will vest 25% on each three and four year anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each PSU represents the right to receive one share of Common Stock upon vesting.
(15)	Represents SARs which began to vest and become exercisable on the second anniversary of the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(16)	Represents SARs which began to vest and become exercisable on the second anniversary of the grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(17)	Represents RSUs which vested 50% on the second anniversary of the grant date, and will vest 25% on each three and four year anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(18)	Represents the number of PSUs that were eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2022, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs vested 50% on the second anniversary of the grant date and will vest 25% on each three and four year anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each PSU represents the right to receive one share of Common Stock upon vesting.
(19)	Represents SARs which vested and become exercisable 50% on the second anniversary of the grant date and will vest 25% on each third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(20)	Represents RSUs which vested 50% on the second anniversary of the grant date, and will vest 25% on each of the third and fourth anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(21)	Represents the number of PSUs that were eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2022, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs vested 50% on the second anniversary of the grant date and will vest 25% on each of the third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each PSU represents the right to receive one share of Common Stock upon vesting.
(22)	Represents RSUs which will vest 33% on the second anniversary of the grant date, and 67% on the third anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(23)	The market value is based on the closing price of our Common Stock on December 30, 2022, which was the last trading day of fiscal 2022, of $86.48, multiplied by the number of underlying shares of Common Stock. All amounts shown for PSUs are shown at target level of achievement representing a 100 percent payout.

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OPTION EXERCISES AND STOCK VESTED IN 2022

The following table provides information regarding the exercise of SARs and vesting of RSUs held by our NEOs during the year ended December 31, 2022.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Doron Blachar	42,500	841,951	3,010	240,409
Assaf Ginzburg	—	—	1,795	119,495
Shlomi Argas	30,833	617,390	2,460	182,765
Shimon Hatzir	20,000	416,345	1,052	90,977
Ofer Ben Yosef	—	—	1,396	99,591
(1)	Represents the gross number of shares of Common Stock underlying exercised SARs. The net number of shares of Common Stock acquired by Mr. Blachar, Mr. Argas and Mr. Hatzir in connection with the exercised SARs was 20,792 shares, 13,704 shares and 9,146 shares, respectively.
(2)	The value realized on exercise of Mr. Blachar’s, Mr. Argas’s and Mr. Hatzir’s SARs awards is based on the net number of shares received upon exercise multiplied by the difference between the closing market price of our Common Stock on the date of exercise of the SARs award and the exercise price of the SARs.
(3)	Value realized on vesting is based on the fair market value of closing market price of our Common Stock at the time of vesting and includes the value of payments in lieu of fractional shares.

PENSION PLANS

We did not maintain a pension plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2022.

NON-QUALIFIED DEFERRED COMPENSATION

We did not maintain a non-qualified deferred compensation plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2022.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

For 2022, our named executive officers were entitled to certain benefits upon a termination and/or change in control pursuant to their employment agreements and equity award agreements. On February 21, 2023, the Compensation Committee approved a Change in Control Severance Plan (the “Severance Plan”), pursuant to which certain management employees, including the NEOs (the “Eligible Participants”) may be eligible for certain payments and benefits upon certain terminations of employment in connection with a Change in Control (as defined in the Severance Plan) of the Company. The Severance Plan was adopted following a review of the severance provisions applicable to members of the Company’s management team and in consultation with F.W. Cook, so as to standardize severance payments and benefits for Eligible Participants and to provide management and certain key employees with severance benefits in connection with a Change in Control that are consistent with market practice. The Severance Plan supersedes the severance provisions previously applicable to the NEOs described above who have chosen to participate. For more information, see “Adoption of Severance Plan” below. For disclosure required by SEC rules on the severance benefits in the named executive officers’ employment agreements in place as of December 31, 2022, see “Required Tabular Disclosure for Potential Payments as of December 31, 2022” below.

Required Tabular Disclosure for Potential Payments as of December 31, 2022

As required by SEC rules, this section reflects the amount of compensation that would have been payable to each of our NEOs in the event of termination of such executive’s employment, assuming the termination occurred effective as of December 31, 2022. This section speaks as of the state of affairs on December 31, 2022, prior to the adoption of the Severance Plan in 2023.

Our CEO’s employment agreement contains provisions that provide him with compensation in the event that his employment is terminated within a certain time period before or after a change in control. See “—Employment Agreements” above for more information about the provisions of our NEOs’ employment agreements. We believe that the level of post-termination payments for our NEOs is competitive and appropriate. We further believe that severance protections aid

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in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause.

Additionally, Mr. Argas’s employment agreement, as well as our RSU and PSU award agreements, contain change in control provisions to help ensure that, if a change in control occurs, our NEOs can act in the best interest of all our stockholders without distraction and without concern for the uncertainty that would result from the effects a change in control could have on our NEOs’ personal interests. The purpose of these change in control provisions is to protect our NEOs in the event of a termination of employment that may occur in connection with a change in control, rather than to provide a payment when the change in control occurs (even though the NEO’s employment is continued). We believe that the level of post-termination payments for our NEOs is competitive and appropriate.

The terms “cause,” and “change in control” are defined in the employment agreements, equity award plans and agreements, as applicable, but such terms have the meanings generally described below. You should refer to the applicable documentation, accessible through the exhibit list of the Company’s Annual Report on Form 10-K, for the actual definitions.

“Cause” generally means the NEO has: breached a fiduciary duty; been convicted of a crime or felony involving moral turpitude fraud; intentionally and materially harmed the Company; deliberately refused to perform his or her duties; materially violated the Company’s policies and procedures; or breached the covenants contained in his or her employment agreement.

“Change in Control” generally means the acquisition of the Company by another person or entity by means of a merger, reorganization, consolidation or similar event in which such person(s) or entity will hold, immediately after such acquisition, more than 50% of the outstanding voting power of Ormat or the surviving corporation; or (ii) the sale of all or substantially all of our assets.

The following table presents potential payouts to our NEOs at year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2022, when the closing price of our Common Stock was $86.48 per share as of December 30, 2022. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. In addition to the amounts reported below, our Israel-based NEOs are entitled to continued health, social and other benefits provided by law in connection with a termination of employment by the Company without cause.

Name	Death or Disability(1) ($)	Termination of Employment by the Company without Cause(2) ($)	Voluntary Termination of Employment by Employee(3) ($)	Termination in Connection with a Change in Control(4) ($)	Change in Control(5) ($)
Doron Blachar
Accelerated vesting of equity awards	1,620,895	—	—	2,296,220	—
Cash Payments	510,000	764,805	589,686	1,016,910	—
Assaf Ginzburg
Accelerated vesting of equity awards	939,000	—	—	—	386,047
Cash Payments	249,600	374,849	307,954	—	—
Shlomi Argas
Accelerated vesting of equity awards	722,194	—	—	—	970,067
Cash Payments	181,500	299,040	236,262	—	—
Shimon Hatzir
Accelerated vesting of equity awards	833,754	—	—	—	435,340
Cash Payments	211,100	393,583	266,612	—	—
Ofer Ben Yosef
Accelerated vesting of equity awards	695,645	—	—	—	244,479
Cash Payments	211,100	320,589	262,111	—	—
(1)	Upon the death of a NEO, such NEO will be entitled to accelerated vesting of certain equity awards, which include the value of all RSUs and PSUs outstanding at December 31, 2022, with target performance assumed for PSUs, in accordance with the terms of the award agreements. The cash payments amounts include the Fiscal 2022 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant’s employment terminates as a result of death or disability, the participant’s beneficiary will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements.
(2)	The cash payments include (i) continued monthly salary for each of the NEOs during the notice provision included in their employment agreements in the event of a termination of employment on December 31, 2022, which is six months for Mr. Blachar and Mr. Hatzir (inclusive of his four month adjustment period) and four months for each of Mr. Ginzburg, Mr. Argas and Mr. Ben Yosef, and (ii) the Fiscal 2022 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant is terminated without cause, he or she will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements.

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(3)	We have entered into “Section 14 arrangements,” contained in the employment agreements of each of our NEOs, pursuant to which we make monthly contributions to fund any severance payments that are required under Israeli law. Without these arrangements, the NEOs would be entitled to receive severance payments only in the event their employment was terminated by the Company. The effect of the Section 14 arrangements is that the NEOs will receive the severance payments in the event they terminate their employment with the Company for any reason. The cash payments amounts included in this column represent the severance payments to the NEOs pursuant to the Section 14 arrangements and the Fiscal 2022 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant’s employment is terminated for any reason, other than by the Company without cause, he or she will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements.
(4)	Amounts are included only for Mr. Blachar, as he is the only NEO that is entitled to special severance. In the event his employment is terminated without cause or he resigns for good reason (in each case, as defined in his employment agreement) two months prior to or twelve months following a change in control, the vesting of Mr. Blachar’s then-outstanding equity awards will fully accelerate, with target performance assumed for any performance based awards. For SARs, the amounts included are based on the difference between the closing price of the Company’s Common Stock on December 31, 2022 and the exercise price of those SARs. In the event his employment is terminated without cause or he resigns two months prior to or twelve months following a change in control, he will receive the cash payments, which include an extension of his notice period from six months to twelve months and the Fiscal 2022 annual bonus made pursuant to the Company’s Management Plan. See “—Employment Agreements” for the provisions in Mr. Blachar’s employment agreement.
(5)	Accelerated vesting of equity awards amounts for all NEOs other than Mr. Blachar and Mr. Argas include the value of all RSUs outstanding at December 31, 2022. Mr. Argas’s employment agreement states that in the event of a change in control, all of his equity awards will be accelerated. As a result, the amount shown for Mr. Argas also includes the value of RSUs, PSUs and SARs outstanding as of December 31, 2022, with the amounts included for SARs based on the difference between the closing price of the Company’s Common Stock on December 31, 2022 and the exercise price of those SARs.

Adoption of Severance Plan

Pursuant to the Severance Plan, in the event that an Eligible Participant’s employment is terminated by the Company without Cause within three months prior to and 24 months following a Change in Control, other than due to death or Disability, or an Eligible Participant resigns for Good Reason (all as defined in the Severance Plan) and subject to the effectiveness of a release and continued compliance with restrictive covenants, the Eligible Participant is entitled to the following: (i) cash severance payable in a lump sum equal to 200% or 150% (depending on if the Eligible Participant is designated as tier 1 or 2, respectively) of the sum of his/her base salary and target bonus; (ii) payment of a prorated target bonus in respect of the year of termination payable in a lump sum; (iii) for U.S. participants, eligibility for monthly reimbursements of COBRA premiums for 18 months; and (iv) accelerated vesting of all equity awards that were outstanding as of the Change in Control, with any performance-vesting awards to be deemed vested at actual level of performance determined at the time of such termination (or maximum target level if actual performance cannot reasonably be determined). The above severance benefits are in lieu of any other severance benefits to which the participant may be entitled, except for certain statutory severance entitlements under Israeli law. As a condition of participation, Eligible Participants must execute and comply with restrictive covenants, which generally provide for post-termination non-competition and employee and customer non-solicit restrictions for periods of 12 or 18 months for tiers 1 and 2 respectively, as well as perpetual confidentiality and non-disparagement provisions.

You should refer to the Severance Plan, filed as an exhibit to the Company’s Annual Report on Form 10-K for Fiscal 2022, for the actual definitions.

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PAY RATIO

CEO PAY RATIO

Our CEO, Doron Blachar, had Fiscal 2022 total compensation of $2,057,159, as reflected in the Summary Compensation Table included above. We estimate that the median of the annual total compensation of all Ormat employees for the year ended December 31, 2022, except our CEO, was $108,181. As a result, Mr. Blachar’s annual total compensation was approximately 19 times that of the median annual total compensation of all employees.

IDENTIFYING THE MEDIAN EMPLOYEE

We identified the median employee using compensation information derived from our payroll records. Our methodology in calculating the annual total compensation for employees (other than our CEO) included salary, social benefits, health insurance and cash bonus. Accordingly, the calculation included the following compensation components in the following jurisdictions: (a) in the United States, annual total compensation included salary, health insurance (employer’s portion) and 401(k) plan (employer’s portion); (b) in Israel, annual total compensation included salary, bonus (including discretionary bonus) and social benefits; and (c) in jurisdictions where we have employees other than in the United States and Israel, annual total compensation included salary, bonus and social benefits. Equity awards were included in the calculation of annual total compensation.

In identifying the median employee and determining total compensation or any elements of total compensation, we did not make any cost-of-living adjustments or any other material assumptions, adjustments or estimates, except as otherwise disclosed herein.

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PAY VERSUS PERFORMANCE

Pursuant to Item 402(v) of Regulation S-K, we are providing the following information about the relationship between (i) executive “compensation actually paid” to the Company’s chief executive officer and other named executive officers and (ii) certain aspects of the financial performance of the Company.

The Compensation Committee does not in practice use “compensation actually paid” as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.” The below disclosure is provided only to comply with applicable SEC rules.

PAY VERSUS PERFORMANCE TABLE

							Value of Initial Fixed $100 Investment Based On: (4)
Year(1)	Summary Compensation Table Total for PEO 1(2) ($)	Summary Compensation Table Total for PEO 2(2) ($)	Compensa- tion Actually Paid to PEO 1(3) ($)	Compensation Actually Paid to PEO 2(3) ($)	Average Summary Compensation Table Total for Other NEOs(2) ($)	Average Compensation Actually Paid to Other NEOs(3) ($)	Total Share- holder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income ($000)	Adjusted EBITDA(6) ($000)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2022	—	2,057,159	—	2,830,554	1,134,725	1,453,939	116.05	111.98	77,795	435,463
2021	—	1,074,687	—	197,417	563,282	194,105	106.41	208.65	76,077	401,444
2020	1,842,741	2,405,763	3,388,339	3,986,154	1,294,262	1,725,013	121.15	302.04	101,806	420,159
(1)	Isaac Angel served as our Chief Executive Officer, also referred to as our Principal Executive Officer (“PEO”), until July 1, 2020, when he was succeeded by Doron Blachar. Mr. Blachar has served as the PEO since July 1, 2020 and for the entirety of 2022 and 2021. Mr. Angel is labeled as “PEO 1” and Mr. Blachar as “PEO 2.” Our other NEOs for the applicable fiscal years are labeled as “Other NEOs” and are as follows:
•	2022: Assaf Ginzburg, Shlomi Argas, Shimon Hatzir and Ofer Ben Yosef.
•	2021: Assaf Ginzburg, Shlomi Argas, Shimon Hatzir and Ofer Ben Yosef.
•	2020: Assaf Ginzburg, Shlomi Argas, Zvi Krieger and Hezi Kattan.
(2)	Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of Mr. Angel (PEO 1) and Mr. Blachar (PEO 2), and (ii) the average of the total compensation reported in the SCT for the applicable year for our Other NEOs.
(3)	Amounts reported in these columns represent the amount of “Compensation Actually Paid” (“CAP”) as computed in accordance with Item 402(v) of Regulation S-K. A reconciliation of the adjustments for PEOs 1 and 2 and for the average of the Other NEOs is set forth in the following table. The CAP amounts do not reflect the actual amount of compensation earned by or paid to the PEOs 1 and 2 or Other NEOs in the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to each applicable executive officer’s total compensation reported in the SCT for each year to determine the CAP:

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	2022		2021		2020
	PEO 2 D. Blachar	Average Other NEOs	PEO 2 D. Blachar	Average Other NEOs	PEO 1 I. Angel	PEO 2 D. Blachar	Average Other NEOs
Summary Compensation Table Total	$2,057,159	$1,134,725	$1,074,687	$563,282	$1,842,741	$2,405,763	$1,294,262
Less Fair Value of Stock Awards and Option Awards Reported in SCT for the Covered Year	(900,000)	(468,750)	—	—	—	(1,500,000)	(787,500)
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	1,286,723	661,194	—	—	—	2,808,248	1,149,132
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	319,048	136,611	(658,791)	(310,336)	1,379,542	281,057	198,868
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Covered Year	—	—	—	—	—	—	—
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	67,624	(9,840)	(218,479)	(58,841)	166,056	(8,914)	(129,749)
Less Fair Value at the End of the Prior Year of Equity Awards that Were Forfeited Due to Failure to Meet Vesting Conditions in the Covered Year	—	—	—	—	—	—	—
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	—	—	—	—	—	—	—
Compensation Actually Paid	$2,830,554	$1,453,939	$197,417	$194,105	$3,388,339	$3,986,154	$1,725,013
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the covered year.
(4)	TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The TSR assumes $100 was invested at the close of market on December 31, 2019 in our Common Stock, and assumes the reinvestment of any dividends.
(5)	“Peer Group” represents the PBW - Invesco WilderHill Clean Energy ETF. The Peer Group TSR assumes $100 was invested at the close of market on December 31, 2019 in the stocks of the companies included in the PBW - Invesco WilderHill Clean Energy ETF, and assumes the reinvestment of any dividends.
(6)	Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and accretion, adjusted for the following: (i) mark-to-market gains or losses from accounting for derivatives; (ii) stock-based compensation; (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) cost related to a settlement agreement; (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration activities; and (vii) other unusual or non-recurring items.

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link NEO compensation to Company performance. Each performance metric below is used for purposes of determining payouts under either our Management Plan or vesting of our PSUs. Please see “Compensation Discussion & Analysis” for a further description of these performance metrics (including, in the case of Adjusted EBITDA, how it is calculated) and how they are used in our executive compensation program. As noted above, we do not in practice use any performance measures to link “compensation actually paid” (as calculated herein) to Company performance. However, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation Committee to determine NEO compensation, as more fully described in “Compensation Discussion and Analysis.”

Most Important Financial Performance Measures
Adjusted EBITDA
Revenue
Relative TSR
Ormat Stock Price

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RELATIONSHIP BETWEEN CAP AND CERTAIN FINANCIAL MEASURES

Relationship between CAP and GAAP Net Income

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the Other NEOs and (ii) our GAAP Net Income for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship Between CAP and Adjusted EBITDA (our Company-Selected Measure)

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the Other NEOs and (ii) our Adjusted EBITDA for each of the fiscal years covered by the Pay Versus Performance Table.

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Relationship Between CAP and TSR

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the other NEOs, (ii) our TSR, and (iii) our Peer Group TSR for each of the fiscal years covered by the Pay Versus Performance Table.

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DIRECTOR COMPENSATION

FISCAL 2022 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

The compensation of our non-employee directors for Fiscal 2022 was as follows:

Annual Board Retainer	$95,000 and an annual equity grant with a value of $120,000*
Annual Retainer for Non-Employee Chairman of the Board	$100,000 consisting of a $40,000 cash retainer and an equity grant with a value of $60,000*
Annual Cash Retainer Committee Chair	$10,000, except $20,000 for Audit Committee
*	Equity grant is in the form of RSUs, with the actual number of RSUs based on the closing price of our Common Stock on the next business day following the date of grant. The RSUs vest in full on the first anniversary of the grant date.

We also promptly reimbursed all directors for transportation and lodging expenses actually incurred to attend meetings of our Board or committees.

In June 2022, the Compensation Committee recommended to the Board, and the Board approved, changing the timing of compensation and the annual equity grants to non-employee directors, such that annual equity grants will be made at the time of the Company’s annual meeting of stockholders rather than at the end of each fiscal year and cash retainers, which are paid quarterly, will be based on the annual meeting cycle rather than the fiscal year-end cycle. This change in timing was effective immediately for Karin Corfee and Michal Marom, who were first elected at our 2022 Annual Meeting of Stockholders. Thus, on June 2, 2022, in connection with their election to our Board at the 2022 Annual Meeting of Stockholders, each of Mses. Corfee and Marom was granted the full amount of the equity portion of her annual board retainer, or $120,000, and became eligible to receive the full amount of her annual cash retainer, or $95,000, to be paid in quarterly installments. None of our other directors received his or her annual board retainer on this date. In November 2022, each of our other directors was granted a pro-rated portion (50%) of the equity portion of his or her annual board retainer, or $60,000, except that Mr. Angel received an additional 50% of the equity portion of his annual retainer for service as Chairman of the Board, or $90,000 in total. Each of these directors also received in November 2022 a pro-rated portion of his or her annual cash retainer. These pro-rated grants and cash payments were intended to compensate the non-employee directors for the change in timing of the grant/payment of their annual board retainers. Additionally, the directors affiliated with ORIX at the time of the grant of the equity portion of the annual board retainers, Messrs. Nikkel and Takahashi, declined the grant of, and thus were deemed never to have acquired, the RSUs and their awards of RSUs were subsequently cancelled for no value. They also forwent their cash compensation for Fiscal 2022.

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The following table sets forth the total compensation paid to each member of our Board during Fiscal 2022:

Name	Fee Earned or Paid in Cash ($)	Stock Awards($)(1)	Options Awards ($)	Total ($)
Isaac Angel	135,000	90,000	—	225,000
Albertus Bruggink(2)	40,183	—	—	40,183
Karin Corfee(3)	55,069	120,000	—	175,069
Dan Falk(2)	48,645	—	—	48,645
David Granot	105,000	60,000	—	165,000
Michal Marom(3)	66,662	120,000	—	186,662
Mike Nikkel(4)	—	—	—	—
Dafna Sharir	105,000	60,000	—	165,000
Stanley B. Stern	105,000	60,000	—	165,000
Hidetake Takahashi(4)	—	—	—	—
Byron G. Wong	95,000	60,000	—	155,000
(1)	Represents the grant date fair value of RSU awards based on the closing price of our Common Stock on the next day of business following the date of grant, computed in accordance with Topic 718. For a summary of the assumptions made in the valuation of the awards, please see Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2022. Each RSU represents the right to receive one share of Common Stock upon vesting.
(2)	Messrs. Falk and Bruggink did not stand for reelection at the annual meeting of stockholders held in Fiscal 2022.
(3)	Mses. Marom and Corfee were elected to the Board at the annual meeting of stockholders held in Fiscal 2022.
(4)	Mr. Nikkel and Mr. Takahashi, who are each affiliated with ORIX, elected to forgo all of their compensation for Fiscal 2022.

The following table provides a summary of the aggregate number of unexercised options and SARs and unvested RSUs outstanding for each of our non-employee directors who served during Fiscal 2022 as of December 31, 2022.

Name	Unexercised Options Outstanding	Unexercised SARs Outstanding	Unvested RSUs Outstanding
Isaac Angel(1)	—	294,899	935
Albertus Bruggink(2)	—	—	—
Karin Corfee(3)	—	—	1,461
Dan Falk(2)	—	—	—
David Granot	—	2,525	623
Michal Marom(3)	—	—	1,461
Mike Nikkel	—	—	—
Dafna Sharir	—	4,146	623
Stanley B. Stern	—	5,507	623
Hidetake Takahashi	—	1,893	—
Byron G. Wong	7,500	2,525	623
(1)	Includes certain SARs granted to Mr. Angel in connection with his service as Chief Executive Officer of the Company during his tenure from 2014 to 2020.
(2)	Messrs. Falk and Bruggink did not stand for reelection at the annual meeting of stockholders held in Fiscal 2022.
(3)	Mses. Marom and Corfee were elected for the first time to the Board at the annual meeting of stockholders held on June 2, 2022.

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TRANSACTIONS WITH RELATED PERSONS

The following section discloses all related person transactions which we have been a party since January 1, 2022, as required to be reported under Item 404(a) of Regulation S-K.

TRANSACTIONS WITH ORIX

On May 4, 2017, the Company entered into a commercial cooperation agreement (the “CCA”), a registration rights agreement (the “RRA”) and the Governance Agreement (collectively, the “Transaction Agreements”) with ORIX in connection with the ORIX Transaction. The Transaction Agreements became effective upon the closing of the ORIX Transaction on July 26, 2017.

Commercial Cooperation Agreement

Pursuant to the Commercial Cooperation Agreement, the Company and its affiliates have an exclusive right of first refusal to own, invest in, develop and operate new geothermal business opportunities outside the State of Japan that are sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, subject to certain limitations. The Company and its affiliates also have the exclusive right to provide certain geological, engineering, procurement, construction, operational and/or management services, and the option to acquire up to 49% ownership of all geothermal projects within the State of Japan that (i) are new geothermal business opportunities sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, (ii) have an expected generating capacity of greater than 15 MW and (iii) that are 100% owned by ORIX or its affiliates, or with respect to which ORIX or its affiliates have the ability to control all relevant decisions without being required to obtain any third party consent. Subject to certain limitations, ORIX and its affiliates must use their commercially reasonable efforts to engage the Company or its affiliates to provide certain geological, engineering, procurement, construction, operational and/or management services to all geothermal projects within the State of Japan that meet the foregoing criteria, but that have an expected generating capacity of 15 MW or less. Furthermore, ORIX must use commercially reasonable efforts to assist the Company and its affiliates in obtaining project financing for geothermal projects from certain providers of debt financing with which ORIX or its affiliates have a commercial relationship at the applicable time.

The Commercial Cooperation Agreement will be suspended during any period in which ORIX and its affiliates cease to own, collectively, at least 13% of the voting power of all of our outstanding Common Stock or other securities entitled to vote generally for the election of directors to the Board. In November 2022, ORIX sold 4,312,500 shares pursuant to an underwritten secondary offering by the Company, and following the offering, ORIX and its affiliates collectively owned 11.9% of the voting power of our outstanding voting securities. Therefore, the Commercial Cooperation Agreement is currently suspended. During any such period, neither the Company nor ORIX will have any obligations under the Commercial Cooperation Agreement nor will they be liable for any claims under the Commercial Cooperation Agreement that arise during such period. The Commercial Cooperation Agreement may not be terminated except (i) by mutual agreement of the Company and ORIX, (ii) on the effective date of termination of the Governance Agreement (other than a termination resulting from the breach thereof by ORIX or its affiliates), (iii) in the event of an uncured event of default or (iv) upon certain bankruptcy or insolvency events with respect to any of the parties thereto.

Governance Agreement

The Governance Agreement sets forth the rights and obligations of the Company and ORIX with respect to certain corporate governance matters of the Company, including, but not limited to, the appointment of directors to our Board, the composition of Board committees and voting with respect to matters submitted to a vote of the stockholders of the Company. The Governance Agreement also sets forth limitations on the ability of ORIX and its affiliates to acquire our securities in excess of certain thresholds.

Pursuant to the Governance Agreement, the Company (i) appointed the three directors designated by ORIX to our Board to fill the vacancies created by the resignation of three of the Company’s former directors from the Board upon the closing of the ORIX Transaction and (ii) increased the size of the Board to nine directors and appointed the Independent Director (as defined in the Governance Agreement) to our Board. See “Corporate Governance—Overview” above for additional information concerning ORIX’s and the Company’s rights to designate director nominees for election to our Board and appointment to Board committees pursuant to the Governance Agreement.

Under the Governance Agreement, the Company and our Board must cause each director nominee designated by ORIX and the Independent Director to be included in management’s slate of nominees for election as a director at each annual or special meeting of stockholders of the Company at which directors are to be elected. The Company must also use reasonable best efforts to cause the election of each such director nominee and Independent Director and, in the event any such director nominee or Independent Director fails to be elected or, following election, ceases to be a director for any reason, ORIX has the right to designate replacement director nominees or fill the vacancy on our Board, as applicable, subject to approval by the Company.

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The Governance Agreement also provides that ORIX will vote or cause to be voted all securities beneficially owned by ORIX and its affiliates in favor of the election of all director nominees nominated by the Nominating and Corporate Governance Committee, and ORIX will not take, alone or in concert with others, any action to remove or oppose any director or director nominee nominated by the Nominating and Corporate Governance Committee.

The Governance Agreement also restricts ORIX and its affiliates from taking certain actions during the period that began upon the closing of the ORIX Transaction on July 26, 2017 and ends on the later of the third anniversary of such closing and the date on which ORIX is no longer entitled to nominate any directors to our Board (the “Standstill Period”), including:

•	beneficially owning, individually or as part of a group, any class or series of voting securities of the Company in excess of 30% of the aggregate amount of the then-outstanding voting securities of such class or series;
•	engaging in any “solicitation” of “proxies” (as those terms are defined under Regulation 14A under the Exchange Act) relating to the election of directors with respect to the Company, becoming a “participant” (as such term is defined under Regulation 14A under the Exchange Act) in any solicitation seeking to elect directors not nominated by our Board or otherwise seeking to influence any person or group with respect to the voting of any voting securities of the Company other than with respect to ORIX’s director nominees;
•	voting in favor of or otherwise supporting any transaction that would result in a Change of Control (as defined in the Governance Agreement) of the Company, if the transaction is opposed by our Board;
•	making any public request or proposal seeking to have the Company waive or make amendments to our organizational documents in a manner that would either impede or facilitate a Change of Control of the Company; and
•	making any public request or proposal that the Company effect any material change to its dividend policy.

Such restrictions will be suspended upon certain events, including, but not limited to, the Company’s entering into a definitive agreement providing for a transaction that would result in a Change of Control.

During the Standstill Period, ORIX is also required to vote or cause to be voted, on any action to be taken by the Company’s stockholders, in proportion to votes cast by all the stockholders of the Company (other than ORIX and its affiliates), all voting securities of the Company representing in excess of 25% of the outstanding voting power of the Company.

The Governance Agreement grants ORIX preemptive rights in the event of certain issuances of securities by the Company, as well as information rights with respect to the Company’s business, operations, finances, personnel and prospects, upon ORIX’s reasonable request, but in no event more than once during any twelve-month period.

The Governance Agreement will terminate or may be terminated as follows:

•	at the time ORIX and its affiliates collectively hold less than 5% of the voting power of all the outstanding voting securities of the Company;
•	upon the mutual written agreement of the Company and ORIX;
•	by ORIX, upon a material breach by the Company of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by the Company; or
•	by the Company, upon a material breach by ORIX of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by ORIX.

On April 13, 2020, the Company and ORIX entered into an amendment (the “Amendment”) to the Governance Agreement that facilitates the expansion of the Board of Directors in order to allow the addition of Mr. Angel as a director prior to his retirement as CEO of the Company on July 1, 2020. Pursuant to the Amendment:

•	ORIX agreed to take such action as was necessary to procure that at least a majority of the directors designated by ORIX consent to increase the number of directors on Board of Directors to a maximum of ten directors, effective on the date of the Company’s 2020 Annual Meeting of Stockholders; subject to any such expansion solely being made solely for the purpose of the Company’s then current CEO, Isaac Angel and no other party, serving on the Board of Directors as an additional director to those then currently serving.
•	The Company agreed to take all such steps as were necessary to ensure that only nine or fewer individuals (inclusive of the directors designated by ORIX) were nominated for approval at its 2021 Annual Meeting of Stockholders.
•	The Company agreed that in the event that it had not convened and completed its 2021 Annual Meeting of Stockholders on or prior to a date 15 months from the date of the 2020 Annual Meeting of Stockholders and the number of directors exceeded nine (inclusive of the directors designated by ORIX), the Chair of the Board of Directors would at the earliest time practicable convene a special meeting of the Board of Directors to take any and all such action as was necessary to reduce the size of the Board to no more than nine directors (including the directors designated by ORIX) with immediate effect.

In November 2022, ORIX sold 4,312,500 shares pursuant to an underwritten secondary offering by the Company, and following the offering, ORIX and its affiliates collectively owned 11.9% of the voting power of our outstanding voting securities. Therefore, ORIX now has the right to nominate one director to our Board, but no longer has the right to jointly propose and nominate with the Company the Independent ORIX Director. Pursuant to the Governance Agreement, ORIX was required to use its reasonable best efforts to cause two of the directors nominated by it to tender his or her resignations, unless a majority of the directors other

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than the directors appointed by ORIX agreed in writing that such directors were not required to resign. A majority of the members of our Board agreed that none of the directors nominated by ORIX were required to resign following the offering and that such directors could continue to serve on our Board at least until this 2023 Annual Meeting of Stockholders. The Board has determined to re-nominate all of the directors previously nominated by ORIX at this 2023 Annual Meeting of Stockholders even though it is no longer required by the Governance Agreement.

Registration Rights Agreement

The Registration Rights Agreement, as amended on November 16, 2022, provides, among other things, that we are required to file a shelf registration statement on Form S-3 or Form S-1, or a post-effective amendment or prospectus supplement to any then effective registration statement, to permit a public offering and sale of shares of Common Stock held by ORIX, after the closing of the November 2022 offering. We are required to keep such shelf registration statement available for a period of three years after its initial effectiveness subject to our right to suspend its availability for up to 120 days (and no more than 90 consecutive days) in any calendar year. ORIX may, at any time, request an underwritten shelf takedown for shares of Common Stock held by it; provided, that the market value of such shares to be sold pursuant to the underwritten shelf takedown have a market value of at least $100 million at the time of the demand. ORIX may exercise such demand rights twice (with the November 2022 offering accounting for one such demand); provided that ORIX will be entitled to exercise such demand registration rights a third time in the event we include shares for our own account in an offering pursuant to either of the first two demands.

The Registration Rights Agreement also provides that if at any time the Company proposes to file a registration statement with the SEC in connection with any public offering of its Common Stock, ORIX will be permitted to require the Company to include the securities held by ORIX in such registration. At least 5 business days before the Company files any registration statement registering securities held by ORIX or any related prospectus, or any amendment or supplement thereto, the Company must furnish to ORIX for review copies of all documents proposed to be filed and include in such documents reasonable changes as ORIX and the Company may agree should be included.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof) and adopted a written policy on transactions with related persons. Under this policy:

•	any related person transaction, and any material amendment or modification to a related person transaction, in which the amount involved exceeds $120,000, in each case which are required to be disclosed pursuant to Item 404(a) of Regulation S-K or approved pursuant to NYSE rules, must be reviewed and approved or ratified by the Audit Committee or by the disinterested members of the Board; and
•	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee for its approval.

In connection with the review and approval or ratification of a related person transaction:

•	management must disclose to the Audit Committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the related person’s interest in the transaction, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction or, in the case of indebtedness, the amount of principal, the approximated dollar value of the related person’s interest in the transaction and any other material information regarding the related person or the transaction;
•	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

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In addition, the related person transaction policy provides that the Audit Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider all relevant facts and circumstances, including, but not limited to whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the NYSE.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2022:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity Compensation plans approved by security holders	1,808,883	$ 65.67	3,562,094
Equity Compensation plans not approved by security holders	—	—	—
Total	1,808,883	$ 65.67	3,562,094

(1)	Includes outstanding stock options, SARs, RSUs and PSUs issued pursuant to the 2012 Incentive Compensation Plan (the “2012 ICP”) and the 2018 ICP. Pursuant to SEC guidance, the number of unearned PSUs included is at the maximum payout level.
(2)	Since RSU and PSU awards have no exercise price, they are not included in the weighted-average exercise price calculation in this column.
(3)	Includes shares available for future grant under the 2018 ICP. Following approval of our 2018 ICP at the 2018 Annual Meeting of Stockholders, no further awards have been granted under the 2012 ICP.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and certain persons who beneficially own more than 10% of our Common Stock file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities.

Based solely on a review of the copies of Forms 3, 4 and 5 filed with the SEC and on written representations from certain reporting persons, we believe that during Fiscal 2022, our directors, executive officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, except for the following:

(i) one Form 4 for Mr. Hatzir filed on September 6, 2022, which amended a Form 4 timely filed on December 7, 2021 in order to correct the number of SARs exercised and deemed to have been received by Mr. Hatzir, the number of shares deemed to have been sold back to the Company, and the number of shares sold by Mr. Hatzir in two open market transactions; (ii) one Form 4 for Mr. Hatzir filed on March 2, 2023 in order to report a grant of 1,500 RSUs on March 1, 2022; and (iii) one Form 4 for Mr. Ginzburg filed on March 2, 2023 in order to report a grant of 1,000 RSUs on March 1, 2022.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on May 9, 2023, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

How can I attend and vote at the Annual Meeting?

To be admitted to the Annual Meeting, go to https://web.lumiagm.com/251938693. In order to gain access, stockholders of record as of the Record Date of March 20, 2023 should click on “I have a login,” enter the control number found on your proxy card, voting instruction form or notice you previously received and enter the password “ormat2023” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, to be admitted to the Annual Meeting, you may also need to obtain a legal proxy reflecting the number of shares of Common Stock of the Company you held as of the Record Date, along with your name and email address, and a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to (718)765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern Daylight Time on May 3, 2023.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions real-time via the meeting website https://web.lumiagm.com/251938693. We are limiting questions to one per stockholder unless time otherwise permits. We will be answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet - You may submit your proxy by going to www.voteproxy.com and follow the on-screen instructions or scan the QR code on your Notice or proxy card with your smartphone. You will need the Notice or proxy card in order to vote by Internet.
•	By Telephone - You may submit your proxy by using a touch-tone telephone to call toll-free +1 (800) 776-9437 in the United States or +1 (718) 921-8500 from foreign countries and following the instructions. You will need the Notice or proxy card in order to vote by telephone.
•	By Mail - You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 8, 2023 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 8, 2023.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are three proposals scheduled to be voted on:

•	Proposal 1: elect the nine director nominees listed in this Proxy Statement (the “Nominee Proposal”);
•	Proposal 2: ratify the appointment of PwC as our independent registered public accounting firm for 2023 (the “Ratification Proposal”);

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•	Proposal 3: approve the compensation of our NEOs on an advisory basis (the “Say-on-Pay Proposal”); and
•	Proposal 4: determine, on an advisory basis, whether an advisory stockholder vote to approve the compensation paid to our NEOs should occur every one, two or three years (the “Say-on-Frequency Proposal”).

Members of our management team and a representative of PwC will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Ormat’s Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 59,704,367 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his, her or its name. Shares held in “street name” are shares that are held in the name of a bank or broker on a person’s or entity’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held in street name, the Notice will be forwarded to you by your bank or brokerage firm, along with a voting instruction card. You may vote by directing your bank or brokerage firm how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail as indicated below.

Under the rules of the NYSE, if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal, Say-on-Pay Proposal and Say-on-Frequency Proposal are not considered to be routine matters, so the broker or bank cannot vote your shares on the Nominee Proposal, Say-on-Pay Proposal and Say-on-Frequency Proposal unless you provide voting instructions for each of these matters. If you do not provide voting instructions on a “non-routine” matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” “Broker non-votes” will have no impact on the outcome of the Nominee Proposal, the Say-on-Pay Proposal and the Say-on-Frequency Proposal, but will count toward a quorum at the Annual Meeting. For more information, see “—How many shares must be present to hold the Annual Meeting?”

As a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a proxy form from your broker or bank to use at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice or proxy card at the same time?

It generally means you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Can I change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a record holder of shares, you may revoke your proxy or change your vote at any time before it is actually voted:

•	by signing and delivering another proxy with a later date that is received no later than May 8, 2023;
•	by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 8, 2023;
•	by sending a written statement to that effect to the Company’s Corporate Secretary, provided that such statement is received no later than May 8, 2023; or
•	by voting via the Internet at the Annual Meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance via the Internet at the Annual Meeting will not, by itself, revoke your proxy.

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What will be the result if I submit my executed proxy card without making specific instructions?

If you are the record holder of shares and properly submit an executed proxy card without making specific instructions, your shares will be voted in the manner recommended by our Board of Directors as follows: “FOR” each of the nine director nominees (the Nominee Proposal); “FOR” the ratification of the appointment of our independent registered public accounting firm (the Ratification Proposal); “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (the Say-on-Pay Proposal); and for the approval of “ONE YEAR,” on an advisory basis, for the frequency of future advisory votes to approve the compensation of our named executive officers (the Say-on-Frequency Proposal). If any other matters not included in this Proxy Statement properly come before the meeting, the shares represented by the proxy will be voted by the holders of the proxies in accordance with their best judgment to the extent permitted by Rule 14a-4(c) under the Exchange Act. The proxy may be removed at any time prior to exercise by the means discussed above in “—Can I change my vote after I submit my proxy?”

Who will count the votes?

Ormat’s transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has also retained Morrow Sodali to assist with the solicitation of proxies for a fee of $7,500, plus reimbursement for out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The list will be available for 10 days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time), at our principal executive offices at 6140 Plumas St., Reno, Nevada 89519, by contacting the Corporate Secretary at (775) 356-9029.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed	Impact of Abstain Vote
Proposal 1 – Nominee Proposal	Majority of votes cast – “FOR” must exceed “AGAINST” votes	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Proposal 2 – Ratification Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
Proposal 3 – Say-on-Pay Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”
Proposal 4 – Say-on-Frequency Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“ONE YEAR” “TWO YEARS” THREE YEARS” “ABSTAIN”	“ONE YEAR”	No	“AGAINST”

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OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

HOUSEHOLDING OF PROXIES

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please contact us at Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519, Attention: Corporate Secretary or (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

ADDITIONAL FILINGS

The Company’s reports on Forms 10-K, 10-Q, and 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter and Investment Committee Charter and amendments thereto are also available at our website, as described above.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (775) 356-9029.

ANNUAL REPORT TO STOCKHOLDERS

Additional copies of our Annual Report to Stockholders for the fiscal year ended December 31, 2022 and copies of our annual report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC are available to stockholders without charge upon written request addressed to Ormat Technologies, Inc., Attention: Investor Relations, 6140 Plumas St., Reno, Nevada 89519.

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STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2024 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2024 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company and must be received no later than November 29, 2023, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2024 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination and provide the information and satisfy the other requirements set forth in the bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2023 Annual Meeting of Stockholders, unless the date of the 2024 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2023 Annual Meeting of Stockholders. For the Company’s 2024 Annual Meeting of Stockholders, this means that any such proposal or nomination must be delivered no earlier than January 10, 2024 and no later than February 9, 2024. If the date of the 2024 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2023 Annual Meeting of Stockholders, the stockholder must deliver any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2024 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made. The notice must contain the information required by our bylaws, and the stockholder(s) must comply with the information and other requirements in our bylaws. Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b) (2) and Rule 14a-19(b)(3) under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees).

Notices of any proposals or nominations for the Company’s 2024 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6140 Plumas St., Reno, Nevada 89519.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, are forward-looking statements. When used in this proxy statement, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “target”, “goal”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends.

Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties, including those described under “Risk Factors” in Ormat’s annual report on Form 10-K filed with the SEC on February 24, 2023 and in Ormat’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are filed from time to time with the SEC.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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HELPFUL RESOURCES

CONTACT INFORMATION

Questions for the Board, any of the directors or committees of the Board should be directed to:

Ormat Technologies, Inc.,

c/o Jessica Woelfel

General Counsel, Chief Compliance Officer, and Corporate Secretary

6140 Plumas Street

Reno, NV 89423-6075

Concerns may be raised on a confidential or anonymous basis by telephone or online. To raise a concern online or for dialing instructions, please go to www.ethicspoint.com.

ANNUAL MEETING INFORMATION

The Proxy Statement – https://www.astproxyportal.com/ast/13766

Online voting (US) – https://www.voteproxy.com

Online voting (Israel) – https://votes.isa.gov.il

Annual Meeting Webcast – https://web.lumiagm.com/251938693, password ormat2023

ORMAT INFORMATION

Company Website – www.ormat.com

Board of Directors - https://www.ormat.com/en/company/welcome/leadership/

Executive Management - https://www.ormat.com/en/company/welcome/leadership/

Corporate Governance Documents - https://www.ormat.com/en/company/welcome/governance/

Sustainability Information - https://www.ormat.com/en/company/engagement/view/?ContentID=140

INVESTOR TOOLS

https://investor.ormat.com/corporate-profile/default.aspx

Web links throughout this document are provided for convenience only, and the contents on the referenced website are not part of or otherwise incorporated by reference into this Proxy Statement.

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ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

May 9, 2023 10:00 AM EDT

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting https://web.lumiagm.com/251938693 (Password: ormat2023).

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The proxy statement and annual report to security holders are available at
https://www.astproxyportal.com/ast/13766

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333333333304000 8 050923

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE, "FOR" PROPOSALS 2 AND 3, AND FOR "ONE YEAR" FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given below. If this proxy is returned executed but without instructions, it will be voted "FOR" the election of each director nominee listed in proposal 1, "FOR" proposals 2 and 3, and for "ONE YEAR" for proposal 4.

1. To elect the nine director nominees listed below to the Board of Directors to hold office until the 2024 Annual Meeting of Stockholders.

	FOR	AGAINST	ABSTAIN
(A) Isaac Angel	☐	☐	☐
(B) Karin Corfee	☐	☐	☐
(C) David Granot	☐	☐	☐
(D) Michal Marom	☐	☐	☐
(E) Mike Nikkel	☐	☐	☐
(F) Dafna Sharir	☐	☐	☐
(G) Stanley B. Stern	☐	☐	☐
(H) Hidetake Takahashi	☐	☐	☐
(I) Byron G. Wong	☐	☐	☐

Note: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of (Joint Owners) ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ORMAT TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Doron Blachar, Chief Executive Officer, Assaf Ginzburg, Chief Financial Officer and Jessica Woelfel, Corporate Secretary, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on March 20, 2023 at the Annual Meeting of Stockholders to be conducted via live audio webcast, at https://web.lumiagm.com/251938693 (Password: ormat2023), on May 9, 2023 at 10:00 AM EDT, and at any adjournments or postponements thereof, upon the matters set forth in the accompanying proxy materials.

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability and proxy materials, and revoke(s) any proxy or proxies heretofore given to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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